                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

      Filed by the Registrant /X/
      Filed by the Party other than the Registrant / /

      Check the appropriate box:
      /X/        Preliminary Proxy Statement
      / /        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Pursuant to Rule 14a-11(c) or
                 Rule 14a-12
      / /        Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

                     INSIGNIA SOLUTIONS PLC
      -----------------------------------------------------------------------
                 (Name of Registrant as Specified In Its Charter)

      -----------------------------------------------------------------------
           (Name of Person(s) Filing Proxy Statement, if other than the
                                    Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/        No fee required.
/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
           and 0-11.
           (1)  Title of each class of securities to which transaction applies:
                ----------------------------------------------------------
           (2)  Aggregate number of securities to which transaction
                applies:
                ----------------------------------------------------------
           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11. (Set forth
                the amount on which the filing fee is calculated and state how it was determined):
                ----------------------------------------------------------
           (4)  Proposed maximum aggregate value of transaction:
                ----------------------------------------------------------
           (5)  Total fee paid:
                ----------------------------------------------------------
/ /        Fee paid previously with preliminary materials.
/ /        Check box if any part of the fee is offset as provided by
           Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or
           Schedule and the date of its filing.
           (1)  Amount Previously Paid:
                ----------------------------------------------------------
           (2)  Form, Schedule or Registration Statement No.:
                ----------------------------------------------------------
           (3)  Filing Party:
                ----------------------------------------------------------
           (4)  Date Filed:
                ----------------------------------------------------------

                                     [LOGO]

                                 June   , 2000

To Our Shareholders:

    You are cordially invited to attend the 2000 Annual General Meeting of Shareholders of Insignia Solutions plc to be held at Insignia House, The Mercury Centre, Wycombe Lane, Wooburn Green, High Wycombe, Buckinghamshire, HP10 0HH, United Kingdom, on July 18, 2000, at 12:30 p.m., local time.

    The matters expected to be acted upon at the meeting are described in detail in the following Notice of Annual General Meeting and Proxy Statement.

    It is important that you use this opportunity to take part in the affairs of your company by voting on the business to come before this meeting. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ACCOMPANYING PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE SO THAT YOUR SHARES MAY BE REPRESENTED AT THE MEETING.

    The proxy card should be returned to the offices of Insignia Solutions plc at Insignia House, The Mercury Centre, Wycombe Lane, Wooburn Green, High Wycombe, Buckinghamshire, HP10 0HH, United Kingdom, not later than 12:30 p.m. on Monday, July 17, 2000, being 24 hours prior to the time fixed for the Annual General Meeting. Returning the proxy card does not deprive you of your right to attend the meeting and to vote your shares in person.

    We look forward to seeing you at the meeting.

Sincerely,

[SIGNATURE]

Stephen M. Ambler
Company Secretary

                             INSIGNIA SOLUTIONS PLC

                            ------------------------
                        NOTICE OF ANNUAL GENERAL MEETING

                            ------------------------

    NOTICE IS HEREBY GIVEN that the Annual General Meeting of Insignia Solutions plc ("Insignia") will be held at Insignia House, The Mercury Centre, Wycombe Lane, Wooburn Green, High Wycombe, Buckinghamshire, HP10 0HH, United Kingdom, on Tuesday, July 18, 2000 at 12:30 p.m., local time, to transact the following business:

    1. To receive the U.K. statutory accounts of Insignia for the year ended December 31, 1999 together with the Directors' and Auditors' reports thereon.

    2.  To consider the following Ordinary Resolution: "THAT
PricewaterhouseCoopers be reappointed as UK statutory auditors of Insignia to hold office until the conclusion of the next general meeting at which accounts are laid before the company and THAT the directors be authorized to fix their remuneration."

    3. To elect as a director David G. Frodsham, who was appointed as a director of Insignia during the year after the last annual general meeting.

    4.  To re-elect as a director Nicholas, Viscount Bearsted.

    5. To consider the following Ordinary Resolution: "THAT the Rules of the Company's UK Employee Share Option Scheme 1996 be amended so that the reference to "will exceed 4,672,071 ordinary shares" in Rule 4.2 thereof be substituted by a reference to "will exceed 5,072,071 ordinary shares."

    6. To consider the following Ordinary Resolution: "THAT Insignia's 1995 Incentive Stock Option Plan for U.S. Employees be amended so that the reference to "shall be four million six hundred seventy-two thousand and seventy-one (4,672,071) Shares" in Section 2.1 thereof be substituted by a reference to "shall be five million seventy-two thousand and seventy-one (5,072,071) Shares."

    7. To consider the following Ordinary Resolution: "THAT the issuance of securities representing more than 20 percent of the voting power outstanding for less than market value of the ADS to certain purchasers pursuant to Stock Purchase Agreements, dated December 9, 1999, be approved."

    8.  To transact any other ordinary business of Insignia.

                                          BY ORDER OF THE BOARD

                                          [SIGNATURE]

                                          Stephen M. Ambler
                                          Company Secretary

Dated June   , 2000

REGISTERED OFFICE:
Insignia House
The Mercury Centre
Wycombe Lane, Wooburn Green
High Wycombe
Buckinghamshire, HP10 0HH

    WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE SO THAT YOUR SHARES MAY BE REPRESENTED AT THE MEETING.

    THE PROXY SHOULD BE RETURNED TO THE OFFICES OF INSIGNIA AT INSIGNIA HOUSE, THE MERCURY CENTRE, WYCOMBE LANE, WOOBURN GREEN, HIGH WYCOMBE, BUCKINGHAMSHIRE, HP10 0HH, UNITED KINGDOM, NOT LATER THAN 12:30 P.M. ON MONDAY, JULY 17, 2000, BEING 24 HOURS PRIOR TO THE TIME FIXED FOR THE ANNUAL GENERAL MEETING.

                                     NOTES

1. A member entitled to attend and vote at the meeting is entitled to appoint one or more proxies to attend and, on a poll, vote in his stead. A proxy need not be a shareholder of Insignia. Completion and return of a form of proxy will not prevent a member from attending and voting at the meeting.

2. The instrument appointing a proxy and the power of attorney or other authority (if any) under which it is signed must be deposited at the Registered Office of Insignia (Insignia House, The Mercury Centre, Wycombe Lane, Wooburn Green, High Wycombe, Buckinghamshire, HP10 0HH) not less than 48 hours before the time of the meeting.

3. There are available for inspection at the registered office of Insignia during usual business hours on any weekday (Saturdays and public holidays excepted), and, at the place of the Annual General Meeting, from at least fifteen minutes prior to and until the conclusion of the Annual General
    Meeting:

    (a) copies of the directors' service agreements with Insignia or any of its subsidiaries other than those agreements expiring or determinable by the employing company without payment of compensation within one year; and

    (b) the Register of Directors' Interests.

                             INSIGNIA SOLUTIONS PLC

                                 INSIGNIA HOUSE
                               THE MERCURY CENTRE
                          WYCOMBE LANE, WOOBURN GREEN
                                  HIGH WYCOMBE
                           BUCKINGHAMSHIRE, HP10 0HH
                                 UNITED KINGDOM

                            ------------------------

                                PROXY STATEMENT

                            ------------------------

                                 JUNE   , 2000

    This Proxy Statement is for holders of ordinary shares of 20p each and holders of American Depositary Shares ("ADSs") evidenced by American Depositary Receipts of Insignia Solutions plc ("Insignia"), a company organized under the laws of England and Wales. This proxy statement is furnished by the Board of Directors of Insignia (the "Board") in connection with the solicitation of specific voting instructions from holders of ADSs and proxies from holders of ordinary shares for voting at the Annual General Meeting of Insignia to be held at Insignia House, The Mercury Centre, Wycombe Lane, Wooburn Green, High Wycombe, Buckinghamshire, HP10 0HH, United Kingdom, on Tuesday, July 18, 2000 at 12:30 p.m., local time. All proxies will be voted in accordance with the instructions contained therein and, if no choice is specified, the person or persons appointed as proxy will vote or abstain from voting, at their discretion.

    At May 24, 2000, Insignia had             ordinary shares outstanding and
entitled to vote, of which approximately       % were held in the form of ADSs.
Each ADS represents one ordinary share. A minimum of two persons holding together not less than one-third of the ordinary shares in issue will constitute a quorum for the transaction of business at the meeting. This proxy statement and the accompanying form of Proxy were first mailed to shareholders on or about
June   , 2000. Attached beginning at page F-1 of this proxy statement is
Insignia's U.K. Statutory Directors' Report and Accounts for the year ended December 31, 1999 prepared in compliance with the U.K. Companies Act 1985 (the "Act"). In addition, the 1999 Annual Report and Form 10-K is enclosed with this proxy statement.

                   VOTING RIGHTS AND SOLICITATION OF PROXIES

    Holders of ordinary shares entitled to attend and vote at the meeting may appoint a proxy to attend and, on a poll of such holders, to vote in their place. A proxy need not be a shareholder of Insignia. Voting will be by a poll on all the resolutions to be considered. Holders of Insignia's ordinary shares are entitled to one vote for each ordinary share held. Shares may not be voted cumulatively.

    Proposals 2 through 7 in the notice are ordinary resolutions. An ordinary resolution requires the affirmative vote of a majority of the votes cast at the meeting. Insignia will tabulate all votes and will separately tabulate, for each proposal, affirmative and negative votes, abstentions and broker non-votes. Abstentions and broker non-votes will not be counted in determining the votes. A form of proxy is enclosed which, to be effective, must be signed, dated and deposited at the Registered Office of Insignia (Insignia House, The Mercury Centre, Wycombe Lane, Wooburn Green, High Wycombe, Buckinghamshire, HP10 0HH) not less than 24 hours before the time of the Meeting, together with the power of attorney or other authority (if any) under which it is signed. Holders of ADSs should complete and return the voting instruction form provided to them in accordance with the instructions contained therein, so that it is received on or before July 17, 2000. The close of business on May 24, 2000 has been fixed as the record date for the determination of the holders of ADSs entitled to provide voting instructions to The Bank of New York, as depositary.

    Insignia will pay the expenses of soliciting proxies and voting instructions. Following the original mailing of the proxies and other soliciting materials, Insignia and/or its agents may also solicit proxies and voting instructions by mail, telephone, telegraph or in person. Following the original mailing of the proxies and other soliciting materials, Insignia will request that brokers, custodians, nominees, The Bank of New York, as depositary, and other record holders of Insignia's ordinary shares or ADSs forward copies of the proxies and other soliciting materials to persons for whom they hold ordinary shares or ADSs and request authority for the exercise of proxies and/or voting instructions. In such cases, Insignia, upon the request of the record holders, will reimburse such holders for their reasonable expenses.

                            REVOCABILITY OF PROXIES

    Any person signing a proxy in the form accompanying this proxy statement has the power to revoke it any time prior to one hour before the commencement of the meeting by written instrument delivered to Insignia stating that the proxy is revoked, by attendance at the meeting and voting in person or by duly filing a replacement proxy. Please note, however, that if a person's shares are held of record by a broker, bank or other nominee and that person wishes to vote at the meeting, the person concerned should ensure that the broker, bank or other nominee duly appoints such person as its proxy in order that he or she may do so.

      PROPOSAL 1: RECEIPT OF U.K. STATUTORY DIRECTORS' REPORT AND ACCOUNTS

    At the meeting, shareholders will receive the U.K. statutory accounts of Insignia in respect of the financial year ended December 31, 1999, together with Directors' and Auditors' reports relating to those accounts. It is a U.K. legal requirement that the accounts and the reports are laid before the shareholders of Insignia in general meeting, following which they will be approved by and signed on behalf of the Board of Directors and delivered to Companies House in the U.K. on or before July 31, 2000. Shareholders are not being asked to vote on this proposal. The U.K. statutory Directors' Report and Accounts are attached hereto beginning on page F-1.

             PROPOSAL 2: RE-APPOINTMENT OF INDEPENDENT ACCOUNTANTS

    Insignia has selected PricewaterhouseCoopers as its U.K. statutory auditors to perform the audit of Insignia's financial statements for 2000, and the shareholders are being asked to ratify such selection. Representatives of PricewaterhouseCoopers are expected to be present at the meeting, will have the opportunity to make a statement at the meeting if they desire to do so and are expected to be available to respond to appropriate questions.

             THE BOARD RECOMMENDS A VOTE FOR THE RE-APPOINTMENT OF
                             PRICEWATERHOUSECOOPERS

            PROPOSALS 3 AND 4: ELECTION AND RE-ELECTION OF DIRECTORS

    At the meeting, shareholders will consider the election of David G. Frodsham, who was appointed as a director of Insignia during the year after the last annual general meeting. Shareholders will also consider the re-election of Nicholas, Viscount Bearsted, who retires by rotation.

    Insignia's Articles of Association stipulate that the minimum number of directors is two, but do not set any maximum number. Directors may be elected by the shareholders, or appointed by the Board, and remain in office until they resign or are removed by the shareholders. In addition, at each Annual General Meeting the third of the directors who have been in office longest since their last election, as well as any directors appointed by the Board during the preceding year, are required to resign and are then considered for re-election, assuming they wish to stand for re-election. Of the current directors, Richard
M. Noling and Albert E. Sisto will be considered for re-election in 2001 and Vincent S. Pino will be considered for re-election in 2002, assuming no additional directors are appointed by the Board during the year. In the election of directors, each shareholder is entitled on a poll to one vote for each ordinary share held. Shares may not be voted cumulatively.

DIRECTORS/NOMINEES

    The names of the nominees and the other directors of Insignia, and other information about them, are set forth below:

                                                                                   DIRECTOR
NAME OF NOMINEE OR DIRECTOR           AGE             PRINCIPAL OCCUPATION          SINCE
---------------------------         --------   ----------------------------------  --------
NOMINEES
Nicholas, Viscount Bearsted(2)....     50      Chairman of the Board of Insignia     1988
David G. Frodsham(2)..............     44      Chief Executive Officer of Argo       1999
                                                 Interactive Group

DIRECTORS
Richard M. Noling.................     51      President and Chief Executive         1997
                                               Officer of Insignia
Vincent S. Pino(1)................     51      President of Alliance Imaging,        1998
                                               Inc.
Albert E. Sisto(1)................     50      President of Phoenix Technologies,    1997
                                                 Inc.

------------------------

(1) Member of the Compensation Committee.

(2) Member of the Audit Committee.

    Nicholas, Viscount Bearsted has served as Chairman of the Board of Directors of Insignia since March 1997 and as a director of Insignia since January 1988. He also served as Chairman of the Board from January 1988 to March 1995, and he was Insignia's Chief Executive Officer from September 1988 until
September 1993. He currently serves as Chief Executive Officer of Airpad Ltd., a company based in the United Kingdom that develops and manufacturers peripheral products for the games console and personal computer market. From January 1996 to May 1996, he served as Chief Executive Officer and a director, and from April 1994 to January 1996, as Deputy Chief Executive Officer and a director, of Hulton Deutsch Collection Ltd., a photographic content provider. He founded Alliance Imaging, Inc. in 1984 and served as a senior executive until 1987 and as a director until 1988. Since 1980, he has been a corporate and computer consultant. He received a Bachelors degree in chemistry from Oxford University in 1972. He also serves as a director of Mayborn Group plc.

    David G. Frodsham was appointed a director of the Company in August 1999. He currently serves as Chief Executive Officer of Argo Interactive Group, a provider of wireless Internet technology, based in the United Kingdom. Previously he was Chief Operating Officer with Phoenix Technologies Ltd. Prior to that he founded and was Chief Executive Officer for Distributed Information Processing Research Ltd., involving software design for the handheld/palmtop market. Before that he was International Business Manager with Psion PLC, and also held technical and marketing positions with SEL and Zeneca. He received a
B. Sc. from Kings College, London and an MBA from INSEAD in France.

    Richard M. Noling was named President and Chief Executive Officer and a director of Insignia in March 1997. He also served as Chief Financial Officer, Senior Vice President of Finance and Operations and Company Secretary between April 19, 1996 and October 1, 1997 and Chief Operating Officer between February and March 1997. From August 1995 to February 1996, Mr. Noling was Vice President and Chief Financial Officer at Fast Multimedia, Inc., a German-based computer software and hardware developer. From November 1994 to August 1995, he was Chief Financial Officer for DocuMagix Inc., a personal paper management software company. From June 1991 to October 1994, Mr. Noling served as Senior Vice President and Chief Financial Officer for Gupta Corporation. He received a Bachelor of Arts degree in aerospace and mechanical engineering science from the University of California (San Diego) in 1970. He received an M.A. degree in theology from the Fuller Theological Seminary in 1972, and an M.S. degree in business administration in 1979 from the University of California (Irvine).

    Vincent S. Pino was appointed a director of Insignia in October 1998. He has served as President of Alliance Imaging, Inc. since February 1998. Mr. Pino began his association with Alliance in 1988 as Chief Financial Officer. From 1991 through 1993, Mr. Pino held the position of Executive Vice President and Chief Financial Officer. From 1986 to 1988, Mr. Pino was President of Pacific Capital, where he provided financial consulting services to corporations and publicly registered real estate limited partnerships. Prior to joining Pacific Capital, Mr. Pino held executive staff positions with Petrolane Incorporated, a diversified services company. Mr. Pino received an MBA and a B.S. degree in finance from the University of Southern California in 1972 and 1970, respectively.

    Albert E. Sisto was appointed as a director of Insignia in March 1997. He is currently President of Phoenix Technologies, Ltd., a company that provides system enabling software designed into PC's as well as other devices. He served as Chief Operating Officer of RSA Data Security, Inc., a wholly owned subsidiary of Security Dynamics Technologies, Inc., from December 1997 to February 1999. He served as the President, Chief Executive Officer and Chairman of the Board of Directors of DocuMagix Inc. from October 1994 until December 1997. From September 1989 to September 1994, Mr. Sisto served as President and Chief Executive Officer of PixelCraft, an imaging software and equipment company. He received a B.E. degree in engineering from the Stevens Institute of Technologies in 1971.

BOARD MEETINGS AND COMMITTEES

    The Board met twelve (12) times, including telephone conference meetings, during 1999. No director attended fewer than 75% of the aggregate of the total number of meetings of the Board (held during the period for which he was a director) and the total number of meetings held by all committees of the Board on which such director served (during the period that such director served).

    Standing committees of the Board include an Audit Committee and a Compensation Committee. The Board does not have a nominating committee or a committee performing similar functions.

    Nicholas, Viscount Bearsted and Mr. Frodsham are the current members of the Audit Committee, which met four (4) times during 1999. Mr. Sisto served on the Committee until October 1999. Mr. Frodsham was elected to the Committee in October 1999. The Audit Committee meets with Insignia's independent accountants to review the adequacy of Insignia's internal control systems and financial reporting procedures; reviews the general scope of Insignia's annual audit and the fees charged by the independent accountants; reviews and monitors the performance of non-audit services by Insignia's auditors, reviews the fairness of any proposed transaction between any officer, director or other affiliate of Insignia and Insignia, and after such review, makes recommendations to the full Board; and performs such further functions as may be required by any stock exchange or over-the-counter market upon which Insignia's shares may be listed.

    Mr. Pino and Mr. Sisto are the current members of the Compensation Committee, which met once during 1999. Paul L. Borrill served on the Committee until he resigned as a director in January 1999. The Compensation Committee recommends compensation for officers and employees of Insignia, grants options under Insignia's employee option plans (other than grants to non-officers of options pursuant to guidelines established by the Board, which may be made by Nicholas, Viscount Bearsted, Insignia's Chairman, and Richard M. Noling, Insignia's President and Chief Executive Officer) and reviews and recommends adoption of and amendments to share option and employee benefit plans.

DIRECTOR COMPENSATION

    Insignia pays each outside director $1,000 for every regular meeting attended, $2,500 per quarter of service on the Board, $500 per quarter for service on each committee, plus $500 for each committee meeting attended, and reimburses outside directors for reasonable expenses in attending meetings of the Board. The Chairman of the Board receives an additional $1,500 per quarter. In addition, each new outside director is granted an option to purchase 15,000 shares and each outside director is granted an option to purchase 5,000 shares annually for so long as he serves as an outside director.

    With effect from April 1, 1997, Nicholas, Viscount Bearsted, Chairman of Insignia, entered into a Consulting Agreement with Insignia whereby he acts as consultant to Insignia providing advice and assistance as the Board may from time to time request. Under the agreement, Nicholas, Viscount Bearsted shall be available to perform such services as requested during the year and shall received a fee of $1,000 for each day services are provided, plus reimbursement of reasonable expenses. Prior to April 1, 1999, Nicholas, Viscount Bearsted was required to make himself available to perform such services for at least thirteen days per quarter and received a fee of $1,000 for each days service, subject to a minimum thirteen days per quarter, plus reimbursement of reasonable expenses. The agreement is terminable by either party upon six month's advance written notice and by Insignia for cause at any time. In the event of any business combination resulting in a change of control of Insignia or in the event of disposal of a majority of the assets of Insignia, and termination or constructive termination of his consultancy, Nicholas, Viscount Bearsted will be entitled to receive an additional twenty-six weeks' consultancy fees.

    Insignia entered into a consulting agreement with Albert Sisto, dated December 28, 1998, whereby Mr. Sisto provided sales consulting, sales training, advice and assistance as Insignia from time to time requested over a term of six months commencing December 28, 1998. Mr. Sisto received fees of $500 for each half-day of service provided, totaling $15,000, along with 10,000 share options that vested montly over a six month period commencing January 4, 1999.

    For information concerning the compensation of Mr. Noling, see "Executive Compensation."

        THE BOARD RECOMMENDS A VOTE FOR THE ELECTION AND RE-ELECTION OF
                        EACH OF THE NOMINATED DIRECTORS

PROPOSALS 5 AND 6:  AMENDMENT OF THE U.K. EMPLOYEE SHARE OPTION SCHEME 1996 AND
                    1995 INCENTIVE STOCK OPTION PLAN FOR U.S. EMPLOYEES

    Shareholders are being asked to approve amendments to the 1995 Stock Option Plan for U.S. Employees (the "1995 Plan") and the U.K. Employee Share Option Scheme 1996 (the "1996 Scheme") to increase the number of ordinary shares reserved for issuance thereunder by 460,000 shares, from 4,672,071 shares to 5,072,071 shares. The Board believes that the increase in the number of shares reserved for issuance under these option plans is in the best interests of Insignia because of the continuing need to provide share options to attract and retain quality employees and remain competitive in the industry. The Board believes that the granting of share options plays an important role in Insignia's efforts to attract and retain employees of outstanding ability. The Board believes that the additional reserve of shares with respect to which options may be granted will provide Insignia with adequate flexibility to ensure that Insignia can continue to aim for those goals and facilitate Insignia's expansion of its employee base.

    Insignia initially reserved an aggregate of 3,372,071 ordinary shares for issuance under all of Insignia's employee share option plans. An increase in the number of shares reserved for issuance under the share option plans to 3,922,071 was adopted by the Board in April 1997 and approved by the shareholders in
May 1997 and an increase in the number of shares reserved for issuance under the share option plans to 4,672,071 was adopted by the Board in April 1999 and approved by the shareholders in May 1999. Any shares that would have been issuable upon exercise of options granted pursuant to any of Insignia's employee share option plans that expire or become unexercisable for any reason without having been exercised in full will become available for grant under the 1995 Plan or the 1996 Scheme (collectively, the "Option Plans"). As of December 31, 1999, approximately 99 persons were eligible to receive options under the Option Plans. At that date, under the Option Plans, 1,411,245 shares had been issued upon exercise of options, 2,350,973 shares were subject to outstanding options and 909,853 shares were available for future option grants, after taking into account any shares issuable upon exercise of options under any of Insignia's employee share option plans that have expired or become unexercisable without having been exercised in full and that have become available for future option grants under the Option Plans. The closing price of Insignia's ADSs on the
Nasdaq National Market on May   , 2000 was $      per share.

    The Board approved the proposed amendment in April 2000, to be effective upon share approval. Below is a summary of the principal provisions of the Option Plans, assuming shareholder approval of the amendment. The summary is not necessarily complete, and reference is made to the full text of the Option Plans.

                     U.K. EMPLOYEE SHARE OPTION SCHEME 1996

1996 SCHEME HISTORY

    The 1996 Scheme was adopted by the Board in March 1996 and approved by the shareholders in April 1996. The purpose of the 1996 Scheme is to attract, retain and provide equity incentives to selected persons to promote the financial success of Insignia through awards of share options.

    From inception of the 1996 Scheme in April 1996 to December 31, 1999, options to subscribe for an aggregate of 519,625 shares were granted under the 1996 Scheme. Of these, options were granted to Named Officers as follows:
Jonathan D. Hoskin, Chief Technology Officer, 13,000 shares. During the same period, Insignia's current executive officers as a group (7 persons) were granted options to purchase a total of 13,000 shares under the scheme. No current directors or nominees for election as a director, who are not executive directors as a group (4 persons) have been granted options to purchase shares. No options were granted during the period under the 1996 Plan to any associate or any executive officer or director of Insignia, and no other person received 5% or more of such options.

SHARES SUBJECT TO THE 1996 SCHEME

    If any option granted pursuant to the 1996 Scheme expires or is surrendered for any reason without being exercised in whole or in part, the shares released from such option will again become available for grant under the 1996 Scheme or the 1995 Plan. In addition, any shares issuable upon exercise of options granted pursuant to previous Insignia employee options plans or the 1995 Plan that expire or become unexercisable for any reason without having been exercised in full also will become available for grant under the 1996 Scheme.

ELIGIBILITY

    Options may be granted under the 1996 Scheme to employees, including officers and directors who are also employees, of Insignia, or any parent or subsidiary of Insignia. Insignia generally grants options under the 1996 Scheme to employees who are resident or are ordinarily resident outside of the United States and who ordinarily perform all or part of the duties of their employment outside of the United States. As of December 31, 1999, approximately 76 persons were eligible to receive options under the 1996 Scheme, 10,900 shares had been issued upon exercise of options and options to purchase 315,380 shares were outstanding under the 1996 Scheme.

ADMINISTRATION

    The 1996 Scheme is administered by the Compensation Committee the members of which are appointed by the Board. The Compensation Committee currently consists of Albert E. Sisto and Vincent S. Pino, both of whom are "non-employee directors" as that term is defined in Rule 16b-3 promulgated under the Exchange Act and "outside directors" as that term is defined pursuant to Section 162(m) of the Code.

    Subject to the terms of the 1996 Scheme, the Compensation Committee determines the persons who are to receive options, the number of shares subject to each such option and the terms and conditions of each such option. The Compensation Committee has the authority to construe and interpret any of the provisions of the 1996 Scheme or any options granted thereunder. Nicholas, Viscount Bearsted, Insignia's Chairman, and Richard M. Noling, Insignia's President and Chief Executive Officer, constitute a committee that is authorized to make grants of options to non-officer employees pursuant to guidelines established by the Board.

SHARE OPTIONS

    Options granted under the 1996 Scheme have a maximum term of ten years after the date of grant. The exercise price of an option granted under the 1996 Scheme may not be less than the higher of the market value (as defined in the 1996 Scheme) of an ordinary share on the trading day immediately preceding the date of grant and its nominal value. The exercise price of options granted under the 1996 Scheme may be paid: (1) in cash (by check); or where permitted by law and approved by the Committee (2) by waiver of compensation due to or accrued by the optionee for services rendered; (3) by a "same-day sale" commitment from the optionee and a broker-dealer that is a member of the National Association of Securities Dealers (an "NASD Dealer"); (4) by a "margin" commitment from the optionee and an NASD Dealer; or (5) by any combination of the foregoing.

MERGERS, CONSOLIDATIONS, CHANGE OF CONTROL

    In the event of a change of control of Insignia or the sale of substantially all the assets of Insignia, the successor corporation may assume or substitute equivalent options in exchange for those granted under the 1996 Scheme or provide substantially similar consideration to optionees under the 1996 Scheme as is offered to shareholders of Insignia. In the event that the successor corporation, if any, does not assume or substitute the options or offer substantially similar consideration, the options will expire on such transaction at the time and upon the conditions as specified in the 1996 Scheme or as the Compensation Committee determines.

AMENDMENT OF THE 1996 SCHEME

    The Board may at any time terminate or amend the 1996 Scheme, including amendment of any form of option or instrument to be executed pursuant to the 1996 Scheme. However, the Board may not amend the 1996 Scheme in any manner that requires shareholder approval pursuant to the Exchange Act or Rule 16b-3 (or its successor) promulgated thereunder without such approval.

TERM OF THE 1996 SCHEME

    The 1996 Scheme will terminate in April 2006, ten years from the date the 1996 Scheme was adopted by Insignia in general meeting. Such termination will not affect the options outstanding at that time.

UNITED KINGDOM INCOME TAX INFORMATION

    The following is a general summary as of the date of this proxy statement of the United Kingdom income tax consequences for employees participating in the 1996 Scheme who are resident or are ordinarily resident in the United Kingdom and who ordinarily perform all or part of the duties of their employment in the United Kingdom. Because the tax laws may change and because income tax consequences may vary depending upon the particular circumstances of each participant, each participant should consult his or her own tax advisor regarding the income tax consequences of participation in the 1996 scheme. The following discussion does not purport to describe income tax consequences or tax consequences for participants in countries other than the United Kingdom.

    A participant in the 1996 Scheme will be liable to be assessed to income tax on the difference between the exercise price of the shares subject to such participant's option and the market value of the shares at the date of exercise of the option. If the option is granted on or after November 27, 1996 the income tax due will be collected under the "pay as you earn system."

    If a participant exercises an option granted after April 5, 1999, the participant will be required to pay employee national insurance contributions on all or part of the gain received at the time of exercise if the participant's earnings have not reached the maximum employee national insurance contributions' threshold.

    Capital gains tax may be payable on the eventual disposal of the shares which the optionee acquires upon exercise of an option. The liability to capital gains tax will usually be based on the difference between the market value of the shares at the date of exercise of the option and the price at which the shares are sold. However, if the shares are given away or sold for less than their market value to a "connected person" being a spouse or a relative of the seller or the seller's spouse or the spouse of any such relative then, for the purposes of assessing the capital gains tax liability, the seller will be deemed to have disposed of the shares at their market value on the date of disposal.

ERISA

    The 1996 Scheme is not subject to any of the provisions of ERISA.

NEW PLAN BENEFITS

    The amounts of future option grants under the 1996 Scheme are not determinable because, under the terms of the 1996 Scheme, such grants are made in the discretion of the Compensation Committee. Future option exercise prices are not determinable because they are based upon the fair market value of Insignia's ADSs on the date of grant.

              1995 INCENTIVE STOCK OPTION PLAN FOR U.S. EMPLOYEES

1995 PLAN HISTORY

    The 1995 Plan was adopted by the Board in February 1995 and approved by the shareholders in March 1995. The purpose of the 1995 Plan is to attract, retain and provide equity incentives to selected persons to promote the financial success of Insignia through awards of share options.

    From its inception in November 1995 to December 31, 1999, options to purchase an aggregate of 3,513,400 shares were granted under the 1995 Plan. Of these, options were granted to the Named Officers, as follows: Richard M. Noling, President and Chief Executive Officer, 520,000 shares; Stephen M. Ambler, Chief Financial Officer, Company Secretary and Senior Vice President, 133,750 shares; George Buchan, Senior Vice President of Engineering and UK General Manager, 115,000 shares; Ronald C. Workman, Senior Vice President of Marketing, 110,000 shares; Jonathan Hoskin, Chief Technology Officer, 67,250 shares; Mark McMillan, Executive Vice President of Sales and Marketing, 150,000 shares; Marshall Kwait, Former Vice President of Sales, 75,000 shares; and David
B. Winterburn, former Senior Vice President of Business Development and Chief Technology Officer, 130,000 shares. During the same period, Insignia's current executive officers as a group (4 persons) had been granted options to purchase a total of 1,096,000 shares under the scheme and the current directors or nominees for election as a director who are not executive officers as a group (4 persons) had been granted options to purchase a total of 142,500 shares. No options were granted during the period under the 1995 Plan to any associate of any executive officer or director of Insignia, and no other person received 5% or more of such options.

SHARES SUBJECT TO THE 1995 PLAN

    If any option granted pursuant to the 1995 Plan expires or terminates for any reason without being exercised in whole or in part, the shares released from such option will again become available for grant under the 1995 Plan or the 1996 Scheme. In addition, any shares issuable upon exercise of options granted pursuant to previous Insignia employee option plans or the 1996 Scheme that expire or become unexercisable for any reason without having been exercised in full also will become available for grant under the 1995 Plan.

ELIGIBILITY

    Options may be granted under the 1995 Plan to employees, officers, directors, consultants and advisors of Insignia, or any parent, subsidiary or affiliate of Insignia. The aggregate maximum number of shares that may be issued to any one optionee under the 1995 Plan in any one year is 500,000 shares. As of December 31, 1999, approximately 99 persons were eligible to receive options under the 1995 Plan, 145,147 shares had been issued upon exercise of options and 1,726,510 shares were subject to outstanding options.

ADMINISTRATION

    The 1995 Plan is administered by the Compensation Committee. Subject to the terms of the 1995 Plan, the Compensation Committee determines the persons who are to receive options, the number of shares subject to each such option and the terms and conditions of each such option. The Compensation Committee has the authority to construe and interpret any of the provisions of the 1995 Plan or any options granted thereunder. Nicholas, Viscount Bearsted, Insignia's Chairman and Mr. Noling, Insignia's President and Chief Executive Officer, constitute a committee that is authorized to make grants of options to non-officer employees pursuant to guidelines established by the Board.

SHARE OPTIONS

    Options granted under the 1995 Plan may be incentive stock options ("ISOs") within the meaning of Section 422 of the Code or nonqualified stock options ("NQSOs"). Only employees of Insignia, or of a parent or subsidiary of Insignia, may be granted ISOs. Options under the 1995 Plan have a maximum term of 10 years after the date of grant, except that the term of an option granted to a person holding more than 10% of the total combined voting power of all classes of stock of Insignia, or any parent or subsidiary of Insignia, is limited to five years.

    The exercise price of an option granted under the 1995 Plan may not be less than the fair market value (as defined in the 1995 Plan) of an ordinary share on the date of grant, except that the exercise price of an ISO granted to a person holding more than 10% of the total combined voting power of all classes of stock of Insignia, or any parent or subsidiary of Insignia, must be not less than 110% of such fair market value.

    The exercise price of options granted under the 1995 Plan, plus any applicable income tax withholding, may be paid: (1) in cash (by check); or where permitted by law and approved by the Committee, in its sole discretion, at the time of grant (2) by waiver of compensation due to or accrued by the optionee for services rendered; (3) by a "same-day sale" commitment from the optionee and an NASD Dealer; (4) by a "margin" commitment from the optionee and an NASD Dealer; or (5) by any combination of the foregoing.

MERGERS, CONSOLIDATIONS, CHANGE OF CONTROL

    In the event of a merger, consolidation, dissolution or liquidation of Insignia, the sale of substantially all the assets of Insignia or any other similar corporate transaction, the successor corporation may assume, replace or substitute equivalent options in exchange for those granted under the 1995 Plan or provide substantially similar consideration, shares or other property subject to repurchase restrictions no less favorable to optionees under the 1995 Plan. In the event that the successor corporation, if any, does not assume or substitute the options, the options will expire on such transaction at the time and upon the conditions as the Committee determines.

AMENDMENT OF THE 1995 PLAN

    The Board may at any time terminate or amend the 1995 Plan, including amendment of any form of option agreement, exercise agreement or instrument to be executed pursuant to the 1995 Plan. However, the Board may not amend the 1995 Plan in any manner that requires shareholder approval pursuant to the Code or the regulations promulgated thereunder, the Exchange Act or Rule 16b-3 (or its successor) promulgated thereunder without such approval.

TERM OF THE 1995 PLAN

    The 1995 Plan will terminate in February 2005, ten years from the date the 1995 Plan was adopted by the Board.

UNITED STATES FEDERAL INCOME TAX INFORMATION

    The following is a general summary as of the date of this proxy statement of the federal income tax consequences to Insignia and optionees associated with options granted under the 1995 Plan. The federal tax laws may change and the federal, state and local tax consequences for any optionee will depend upon his or her individual circumstances. Each optionee is encouraged to seek the advice of a qualified tax advisor regarding the tax consequences of participation in the 1995 Plan.

    INCENTIVE STOCK OPTIONS. The optionee will not recognize income upon grant of an ISO and will not incur tax on its exercise (unless the optionee is subject to the alternative minimum tax described below). If the optionee holds the stock acquired upon exercise of an ISO (the "ISO Shares") for one year after the date the option was exercised and for two years after the date the option was granted, the optionee generally will realize long-term capital gain or loss (rather than ordinary income or loss) upon disposition of the ISO Shares. This gain or loss will be equal to the difference between the amount realized upon such disposition and the amount paid for the ISO Shares.

    If the optionee disposes of ISO Shares prior to the expiration of either required holding period (a "disqualifying disposition"), then the gain realized upon such disposition, up to the difference between the fair market value of the ISO Shares on the date of exercise (or, if less, the amount realized on a sale of such shares) and the option exercise price, will be treated as ordinary income. Any additional gain will be long-term or short-term capital gain, depending upon the amount of time the ISO Shares were held by the optionee.

    ALTERNATIVE MINIMUM TAX. The difference between the fair market value of the ISO Shares on the date of exercise and the exercise price is an adjustment to income for purposes of the alternative minimum tax (the "AMT"). The AMT (imposed to the extent it exceeds the taxpayer's regular tax) is 26% of an individual taxpayer's alternative minimum taxable income (28% in the case of alternative minimum taxable income in excess of $175,000). Alternative minimum taxable income is determined by adjusting regular taxable income for certain items, increasing that income by certain tax preference items (including the difference between the fair market value of the ISO Shares on the date of exercise and the exercise price) and reducing this amount by the applicable exemption amount ($45,000 in the case of a joint return, subject to reduction under certain circumstances). If a disqualifying disposition of the ISO Shares occurs in the same calendar year as exercise of the ISO, there is no AMT adjustment with respect to those ISO Shares. Also, upon a sale of ISO Shares that is not a disqualifying disposition, alternative minimum taxable income is reduced in the year of sale by the excess of the fair market value of the ISO Shares at exercise over the amount paid for the ISO Shares.

    NONQUALIFIED STOCK OPTIONS. An optionee will not recognize any taxable income at the time an NQSO is granted. However, upon exercise of an NQSO the optionee will include in income as compensation an amount equal to the difference between the fair market value of the shares on the date of exercise and the optionee's exercise price. The included amount will be treated as ordinary income by the optionee and may be subject to income tax and FICA withholding by Insignia (either by payment in cash or withholding out of the optionee's salary). Upon resale of the shares by the optionee, any subsequent appreciation or depreciation in the value of the shares will be treated as capital gain or loss.

    TAX TREATMENT OF INSIGNIA. Insignia will be entitled to a deduction in connection with the exercise of an NQSO by a domestic employee or director to the extent that the optionee recognizes ordinary income. Insignia will be entitled to a deduction in connection with the disposition of ISO Shares only to the extent that the optionee recognizes ordinary income on a disqualifying disposition of the ISO Shares.

ERISA

    The 1995 Plan is not subject to any of the provisions of ERISA.

NEW PLAN BENEFITS

    The amounts of future option grants under the 1995 Plan are not determinable because, under the terms of the 1995 Plan, such grants are made in the discretion of the Compensation Committee. Future option exercise prices are not determinable because they are based upon the fair market value of Insignia's ADSs on the date of grant.

              THE BOARD RECOMMENDS A VOTE FOR RESOLUTIONS 5 AND 6

                       PROPOSAL 7: ISSUANCE OF SECURITIES

    Insignia closed a private placement under a securities purchase agreement, dated December 9, 1999, with Castle Creek Technology Partners LLC and a securities purchase agreement of the same date with four other investors consisting of two members of the board of directors and two other individuals (collectively, the "December 9 Transactions"). These five investors purchased, at a per share price of $4.23, a total of 1,063,515 ADSs, each representing one ordinary share, 20p par value per share. Insignia also issued warrants to the purchasers to purchase a total of 319,054 ADSs at a price of $5.29 per share. The warrants expire on December 9, 2004. As described below, the exercise price and the number of ADSs issuable under the warrants are subject to various adjustments. Insignia also issued to the purchasers additional warrants to purchase additional ADSs, at par value, if the market price of the ADSs on certain dates within the twelve months following the closing is lower than the market price of the ADSs on the date of the closing, which was December 9, 1999. These transactions were as reported by Insignia on Form 8-K, filed with the Securities and Exchange Commission on December 15, 1999.

    The Board determined that Insignia required financing at the time of the December 9 Transactions and believed that the December 9 Transactions were fair to Insignia and its shareholders.

    NASD rules, governing issuers with securities listed on the NASDAQ National Market, require that an issuer obtain shareholders' approval of an issuance of common stock, in a transaction other than a public offering, equal to or greater than 20 percent or more of the voting power outstanding before the issuance, for less than the greater of book or market value of the stock.

    As a result of the variable adjustment provisions in the warrants, the number of shares of common stock which may be issuable upon exercise of the warrants cannot be determined, but under certain market conditions could represent more than 20 percent of the voting power outstanding.

    Under a registration rights agreement reached between the investors and Insignia in connection with the private placement, Insignia is obligated to register all the shares issued to the investors in the private placement and the shares issuable to the investors upon full exercise of the warrant and the additional warrants. The terms of the additional warrant provide that if the warrant is not exercisable for additional shares because such exercise would violate NASDAQ rules, Insignia shall pay a damage amount to the investor based on the market price of the common stock.

    It is now proposed to approve Resolution 7 to authorize the directors to issue all required shares upon exercise of warrants acquired by the investors in the December 9 Transactions.

THE WARRANTS

    The investors received warrants to purchase three ADSs for every 10 ADSs they purchased. The exercise price of the warrants was set at 125% of the original per ADS purchase price. That calculates to an exercise price of $5.29, based on a $4.23 per ADS purchase price.

    The warrants contain standard weighted average anti-dilution provisions designed to protect the investors if Insignia sells or is deemed to sell any ADSs or ordinary shares at below market price during the term of the warrants, which ends on December 9, 2004.

    In addition, under the warrants, if at least $4.75 million of the $6.25 million in funds that are currently held in escrow by Citrix Systems, Inc. are not released to Insignia by July 10, 2000, the exercise price of the warrants will be adjusted to the market price on that date, if that market price is lower than $5.29. Insignia received $1 million of this amount in February 2000. As part of the warrant agreement, the investors may be entitled to cash payments upon the occurrence of certain Major Transactions, as defined, including change of control provisions. Cash payments are determined in a methodology described in the agreement. Such methodology is impacted by market prices.

THE ADDITIONAL WARRANTS

    The additional warrants entitle the investors to purchase ADSs at par value if the average of the closing bid price of the ADSs over ten days before an adjustment date is less than $4.23. The remaining adjustment dates are:

    - 4 months after the effective date of the registration statement

    - 8 months after the effective date of the registration statement

    If Insignia completes an underwritten public offering with net proceeds to Insignia of at least $25 million and a per ADS price of at least $7.02 before either 4 months or 8 months after the effective date of the registration statement, then the right to the related adjustment date terminates.

    Up to the date of this Proxy Statement, there have been four adjustment dates. However, as calculated, the average share price of the Company on those adjustment dates has exceeded the adjustment price of $4.23 per share and consequently no adjustment has occurred.

    On any adjustment date the investors will be entitled to purchase additional ADSs at par value. The number of ADSs issuable to the investors following an adjustment date is determined under a formula. The following table illustrates the number of ADSs issuable upon exercise of the additional warrants and the percentage ownership that each represents, assuming: the average bid price is 100%, 75%, 50%, 29.1358% and 25% of the $4.23 price determined when the warrants were issued; the number of Ordinary shares outstanding is the number outstanding on April 30, 2000, which is 14,206,576; there was no adjustment of the number of ADSs issuable upon exercise of the warrants; and the exchange rate remains at $1.60 per UK pound sterling.

                                                             ADSS ISSUED AS A
                                                           PERCENTAGE OF TOTAL
                                                            ORDINARY SHARES IN
 PERCENT OF BID PRICE            ADSS ISSUABLE             ISSUE AFTER ISSUANCE
----------------------       ----------------------       ----------------------
          100% ($4.23)                 0                            0%
         75% ($3.1725)              394,274                       2.70%
         50% ($2.1115)             1,253,111                      8.11%
     29.1358% ($1.225)             3,529,467                      19.90%
         25% ($1.0575)             4,574,917                      24.36%

    Insignia obtained a third-party valuation to allocate fair value to amounts received from the private placement between the Ordinary Shares and the warrants. The amount allocated to mandatorily redeemable warrants totaled $1.440 million, of which $0.590 million was allocated to the warrant, and $0.850 million was allocated to the additional warrant. Of the remaining net proceeds received, $2.619 million was allocated to mandatorily redeemable capital, of which $0.340 million was reclassified as Ordinary Shares and $2.279 million was reclassified as additional paid-in capital upon the registration statement becoming effective on March 28, 2000.

    Amounts classified as warrants will remain outside of shareholders' equity for the life of the warrant or until they are exercised, whichever occurs first. This classification reflects certain potential cash payments that may occur to the investors, should Insignia complete a Major Transaction, such as a takeover, during the life of the warrants.

                   THE BOARD RECOMMENDS A VOTE FOR PROPOSAL 7

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth certain information, as of May 19, 2000, with respect to the beneficial ownership of Insignia's ordinary shares by (i) each shareholder known by Insignia to be the beneficial owner of more than 5% of Insignia's ordinary shares, (ii) each director and nominee, (iii) each Named Officer (as defined below) and (iv) all directors and executive officers as a group.

                                                              AMOUNT AND NATURE OF
NAME OF BENEFICIAL OWNER                                     BENEFICIAL OWNERSHIP(1)   PERCENT OF CLASS
------------------------                                     -----------------------   ----------------
RIT Capital Partners plc(2)................................         2,032,897                14.3%
Technology Venture Investors IV(3).........................         1,438,808                10.1%
Castle Creek Technology Partners LLC(4)....................         1,075,333                 7.4%
Nicholas, Viscount Bearsted(5).............................           818,717                 5.7%
Richard M. Noling(6).......................................           449,657                 3.1%
George Buchan(7)...........................................           190,679                 1.3%
Vincent S. Pino(8).........................................           127,165                   *
Stephen M. Ambler(9).......................................            59,188                   *
Jon Hoskin(10).............................................            40,657                   *
Albert E. Sisto(11)........................................            35,417                   *
Ronald C. Workman(12)......................................            26,044                   *
Mark E. McMillan(13).......................................            12,500                   *
David G. Frodsham(14)......................................             6,250                   *
Stephen H. Cobb(15)........................................                --                   *
Marshall Kwait(16).........................................                --                   *
David B. Winterburn(17)....................................                --                   *
All directors and executive officers as a group (12
  persons)(18).............................................         1,766,272                11.7%

------------------------

   * Less than 1%

 (1) Unless otherwise indicated below, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable. Shares subject to options that are currently exercisable or exercisable within 60 days of May 19, 2000 are deemed to be outstanding and to be beneficially owned by the person holding such option for the purpose of computing the percentage ownership of such person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

 (2) The address of RIT Capital Partners plc is 27 St. James's Place, London SW1A 1NR, United Kingdom.

 (3) Represents 1,278,376 shares held by Technology Venture Investors-4, L.P. ("TVI"), 149,416 shares held by TVI Partners-4, L.P. and 11,016 shares held by TVI Affiliates-4, L.P. The address of TVI is 2480 Sand Hill Road, Suite 101, Menlo Park, California 94025.

 (4) Includes a warrant entitling Castle Creek Technology Partners LLC to purchase 248,154 shares within 60 days of May 19, 2000. Castle Creek Technology Partners LLC are located at 77 West Wacker Drive, Ste. 4040, Chicago, Illinois 60601.

 (5) Includes 181,771 shares subject to options that were exercisable within 60 days of May 19, 2000. Nicholas, Viscount Bearsted is Chairman of the Board of the Company. His address is 9 Acacia Road, London, NW8 6AB, United Kingdom.

 (6) Includes 415,000 shares subject to options that were exercisable within 60 days of May 19, 2000. Mr. Noling is the President, Chief Executive Officer, and a director of the Company.

 (7) Includes 155,417 shares subject to options that were exercisable within 60 days of May 19, 2000. Mr. Buchan is Senior Vice President of Engineering and UK General Manager of the Company.

 (8) Includes 9,376 shares subject to options that were exercisable within 60 days of May 19, 2000 and a warrant entitling Mr. Pino to purchase 17,725 shares within 60 days of May 19, 2000. Mr. Pino is a director of the Company.

 (9) Represents shares subject to options that were exercisable within 60 days of May 19, 2000. Mr. Ambler is Chief Financial Officer, Company Secretary and a Senior Vice President of the Company.

 (10) Includes 35,292 shares subject to options that were exercisable within 60 days of May 19, 2000. Mr. Hoskin is Chief Technology Officer.

 (11) Represents shares subject to options that were exercisable within 60 days of May 19, 2000. Mr. Sisto is a director of the Company.

 (12) Represents shares subject to options that were exercisable within 60 days of May 19, 2000. Mr. Workman is Senior Vice President of Marketing.

 (13) Represents shares subject to options that were exercisable within 60 days of May 19, 2000. Mr. McMillan is Executive Vice President of Sales and Marketing.

 (14) Represents shares subject to options that were exercisable within 60 days of May 19, 2000. Mr. Frodsham is a director of the Company.

 (15) Mr. Cobb is Senior Vice President of Worldwide Sales.

 (16) Mr. Kwait served as Vice President of Sales from February 1999 to January 2000.

 (17) Mr. Winterburn served as Senior Vice President of Business Development and Chief Technology Officer of the Company from August 1998 to March 1999..

 (18) Includes the shares indicated as included in footnotes (5) through (15).

                             EXECUTIVE COMPENSATION

    The following table sets forth all compensation awarded to or earned or paid for services rendered in all capacities to Insignia and its subsidiaries during each of 1999, 1998 and 1997 by Insignia's Chief Executive Officer and each of Insignia's other executive officers who were serving as executive officers at the end of 1998, as well as Insignia's former Senior Vice President of Business Development and Chief Technology Officer who left Insignia during 1999 (the "Named Officers"). This information includes the dollar values of base salaries and bonus awards, the number of shares subject to options granted and certain other compensation, whether paid or deferred.

                           SUMMARY COMPENSATION TABLE

                                                                                             LONG TERM
                                                                                            COMPENSATION
                                                     ANNUAL COMPENSATION                       AWARDS
                                     ----------------------------------------------------   ------------
                                                                                             SECURITIES     ALL OTHER
                                                                           OTHER ANNUAL      UNDERLYING    COMPENSATION
NAME AND PRINCIPAL POSITIONS           YEAR     SALARY($)   BONUS($)(1)   COMPENSATION($)    OPTIONS(#)       ($)(2)
----------------------------         --------   ---------   -----------   ---------------   ------------   ------------
Richard M. Noling(3)...............    1999      240,611        83,042               --             --         1,080
  President and Chief Executive        1998      217,875        75,171               --         20,000         1,080
  Officer                              1997      203,947        93,184               --        415,000           360

Stephen M. Ambler(4)...............    1999      179,382        57,512               --         25,000
  Chief Financial Officer, Company     1998      145,250        40,345               --         20,000            --
  Secretary and Senior Vice            1997      122,556         8,889           19,777(5)      88,750         4,338
    President

George Buchan......................    1999      168,000        48,161           21,120(6)      40,000        16,800
  Senior Vice President of             1998      167,000        54,827           22,044(6)      20,000        16,700
  Engineering and UK General           1997      158,650        51,671           20,265(6)      55,000        15,865
  Manager

Jon Hoskin(7)......................    1999      110,400        18,575           18,240(6)      45,000         5,520
  Chief Technology Officer             1998       79,569        14,712           15,558(6)      22,000         3,978
                                       1997       64,400                         14,304(6)       9,250         3,219

Marshall Kwait(8)..................    1999      157,937        40,174               --         47,500         1,080
  Former Vice President of Sales       1998      128,431        81,587                          12,000         1,080
                                       1997      115,800        90,306                          15,500         1,080

Mark E. McMillan(9)................    1999       26,481        19,166                         150,000            --
  Executive Vice President of
  Worldwide Sales and Marketing

Ronald C. Workman(10)..............    1999      174,983        47,746                          10,000         1,080
  Senior Vice President of             1998       82,500        22,442               --        100,000           405
    Marketing

David B. Winterburn(11)............    1999       37,951            --          101,415(12)         --           225
  Former Senior Vice President of      1998       59,006        25,734           57,000(13)    130,000           135
  Business Development and
  Chief Technology Officer

------------------------

 (1) Bonuses paid to the executive officers are based on a target bonus set for each officer each quarter, adjusted by the Company's operating results over plan and the executive officer's performance against quarterly qualitative goals. All executive officer bonuses are at the discretion of the Compensation Committee of the Board.

 (2) Represents Company contributions to defined contribution employee benefit plans.

 (3) Mr. Noling joined the Company in April 1996 as Senior Vice President of Finance and Operations, Chief Financial Officer and Company Secretary. He was appointed President and Chief Executive Officer of the Company in March 1997.

 (4) Mr. Ambler joined the Company in April 1994 as Director of Finance and Administration, Europe. He was appointed Chief Financial Officer, Company Secretary and Vice President in October 1997. He became a Senior Vice President in January 1999.

 (5) $8,111 of this sum represents the incremental cost to the Company of the use of a Company car and $11,666 represents a bonus for relocation to the Company's United States facility.

 (6) Represents the payment of a Company car allowance.

 (7) Mr. Hoskin joined the Company in June 1992 as Engineering Director. He was appointed Chief Technology Officer in May 1999.

 (8) Mr. Kwait joined the Company in December 1996 as Channel Sales Director. He was appointed Vice President of Sales in February 1999 and served in this position until January 2000.

 (9) Mr. McMillan joined the Company in November 1999 as Senior Vice President of Worldwide Sales and Marketing. He was appointed Executive Vice President of Worldwide Sales and Marketing in April 2000.

 (10) Mr. Workman joined the Company in July 1998.

 (11) Mr. Winterburn joined the Company in August 1998. He served as Senior Vice President of Business Development and Chief Technology Officer until March 1999. Mr. Winterburn provided consultancy services to the Company between June 1998 and August 1998.

 (12) Comprises $17,500 forgiveness of loan in accordance with the terms of a promissory note dated July 1998, plus $83,915 payment under severance of employment, including forgiveness of all remaining principal and interest on a promissory note dated July 1998.

 (13) $15,000 of this sum represents a relocation reimbursement, and $42,000 represents amounts paid for consulting services provided immediately prior to joining the Company.

    The following table sets forth further information regarding individual grants of rights to purchase ordinary shares during 1999 to each of the Named Officers. In accordance with the rules of the Securities and Exchange Commission (the "SEC"), the table sets forth the hypothetical gains or "option spreads" that would exist for the options at the end of their respective ten-year terms. These gains are based on assumed rates of annual compounded share price appreciation of 5% and 10% from the dates the options were granted to the end of the respective option terms. Actual gains, if any, on option exercises depend upon the future performance of the ordinary shares and ADSs. There can be no assurance that the potential realizable values shown in this table will be achieved.

                             OPTION GRANTS IN 1999

                                                                                               POTENTIAL REALIZABLE
                                                                                                     VALUE AT
                                                                                               ASSUMED ANNUAL RATES
                                     NUMBER OF         PERCENT OF                                 OF SHARE PRICE
                                     SECURITIES       TOTAL OPTIONS                           APPRECIATION FOR OPTION
                                 UNDERLYING OPTIONS    GRANTED TO     EXERCISE                        TERM(1)
                                      GRANTED         EMPLOYEES IN     PRICE     EXPIRATION   -----------------------
NAME                                    (#)               1999         ($/SH)       DATE       5%($)         10%($)
----                             ------------------   -------------   --------   ----------   --------      ---------
Richard M. Noling..............              --             --            --            --         --
Stephen M. Ambler..............        25,000(2)           0.4%        2.000      01/03/09     31,444          79,687
George Buchan..................        40,000(2)           0.7%        2.000      01/03/09     50,311         127,499
Jon Hoskin.....................        45,000(2)           0.8%        6.375      05/04/09    180,414         457,205
Marshall Kwait.................        47,500(2)           0.8%        3.563      02/23/09    106,436         269,729
Mark E. McMillan...............       150,000(3)          25.2%        4.594      11/03/09    433,371       1,098,248
Ronald C. Workman..............        10,000(2)           0.2%        2.000      01/03/09     12,578          31,875
David B. Winterburn............              --             --            --            --                         --

------------------------

(1) The 5% and 10% assumed annual compound rates of share price appreciation are mandated by rules of the SEC and do not represent the Company's estimate or projection of future ordinary share or ADS prices.

(2) These incentive options were granted pursuant to the Company's 1995 Incentive Stock Option Plan for U.S. employees. These options vest and become exercisable at the rate of 2.0833% of the shares for each full month that the optionee renders service to the Company. The option exercise price is equal to the fair market value of the Company's ordinary shares on the date of grant and the options expire ten years from the date of grant, subject to earlier termination upon termination of employment. 25% of options granted will be subject to accelerated vesting upon termination or constructive termination following a change of control of the Company.

(3) These incentive options were granted pursuant to the Company's 1995 Incentive Stock Option Plan for U.S. Employees. These options vest and become exercisable as to 25% of the shares on the first anniversary of the date of grant and thereafter at the rate of 2.0833% of the shares for each full month that the optionee renders services to the Company. The option exercise price is equal to the fair market value of the Company's ordinary shares on the date of grant and the options expire ten years from the date of grant, subject to earlier termination upon termination of employment. 25% of options granted will be subject to accelerated vesting upon termination or constructive termination following a change of control of the Company.

    The following table sets forth certain information concerning the exercise of options by each of the Named Officers during 1999, including the aggregate amount of gains on the date of exercise. In addition, the table includes the number of shares covered by both exercisable and unexercisable rights to acquire shares as of December 31, 1999. Also reported are values of "in-the-money" options that represent the positive spread between the respective exercise prices of outstanding rights to acquire shares and $4.625 per share, which was the closing price of the ADSs as reported on the Nasdaq National Market on December 31, 1999.

                    AGGREGATED OPTION EXERCISES IN 1999 AND
                             YEAR-END OPTION VALUES

                                                                 NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                                UNDERLYING UNEXERCISED         IN-THE-MONEY OPTIONS
                                      SHARES        VALUE       OPTIONS AT YEAR-END(#)           AT YEAR-END($)(2)
                                     ACQUIRED      REALIZED   ---------------------------   ---------------------------
NAME                              ON EXERCISE(#)    ($)(1)    EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                              --------------   --------   -----------   -------------   -----------   -------------
Richard M. Noling...............      10,000        26,394      379,688        130,312        758,801        298,014
Stephen M. Ambler...............      29,000        92,779       41,552         68,698        100,004        190,348
George Buchan...................          --            --      139,896         50,104        407,891        168,451
Jon Hoskin......................          --            --       21,125         56,625         44,268         59,606
Marshall Kwait..................      22,801        60,216        1,564         50,635          2,634         78,890
Mark E. McMillan................          --            --           --        150,000             --          4,650
Ronald C. Workman...............      29,998       141,006        7,085         72,917         25,318        258,825
David B. Winterburn.............         833         6,819           --             --             --

------------------------

(1) "Value Realized" represents the fair market value of the shares underlying the options on the date of exercise less the aggregate exercise price of the options.

(2) For purposes of the table, all amounts in pounds sterling were converted to U.S. dollars using $1.60 per pound sterling, the exchange rate in effect as of December 31, 1999.

EMPLOYMENT AGREEMENTS

    Effective March 25, 1997, Mr. Noling entered into an employment agreement with the Company, which is terminable by either party upon six month's notice and by the Company for cause at any time. In connection with such agreement, Mr. Noling was granted options to purchase (i) 100,000 ordinary shares at an exercise price of $1.969, such options being 100% vested and immediately exercisable, (ii) 100,000 ordinary shares at an exercise price of $1.969, such options to vest and become exercisable at the rate of 2.0833% of the shares on the first day of each month following the date of grant and (iii) 200,000 ordinary shares on the day of the 1997 Annual General Meeting, such options to vest and become exercisable at the rate of 2.0833% of the shares on the first day of each month following the date of grant. The Annual General Meeting was held on May 29, 1997 and the options were granted at an exercise price of $2.375. 100,000 of these options are subject to accelerated vesting and exercisability should the Company meet certain earnings per share ("EPS") targets as follows: (a) 25,000 options are accelerated should the EPS exceed $0.07 for 2 consecutive quarters (b) 37,500 options are accelerated should the EPS exceed $0.14 for 2 consecutive quarters and (c) 37,500 options are accelerated should the EPS exceed $0.21 for 2 consecutive quarters, with a maximum of one early vesting event per quarter. These 100,000 options fully vest upon a takeover or merger of the Company.

    The employment agreement continues through May 31, 2001, and is automatically extended for an additional year at the end of the term unless either party gives notice six months prior to November 30, 2000 to terminate effective upon the expiration of the then current term. In the event of any business combination resulting in a change of control of the Company or in the event of disposal of a majority of the assets of the Company, and the termination or constructive termination of Mr. Noling's employment, Mr. Noling shall receive his then current full salary for a period of twelve months following such termination. In addition he shall be entitled to continued vesting and exercisability of his options for a period of twelve months after termination and shall be entitled to participate in the Company's employee benefits on the same basis as if he were an employee.

    With effect from April 1, 1997, Nicholas, Viscount Bearsted, Chairman of the Company, entered into a Consulting Agreement with the Company whereby he acts as consultant to the Company providing advice and assistance as the Board may from time to time request. Under the agreement, Nicholas, Viscount Bearsted shall be available to perform such services as requested during the year and shall receive a fee of $1,000 for each day services are provided, plus reimbursement of reasonable expenses. Prior to April 1, 1999, Nicholas, Viscount Bearsted was required to make himself available to perform such services for at least thirteen days per quarter and received a fee of $1,000 for each days service, subject to a minimum thirteen days per quarter, plus reimbursement of reasonable expenses. The agreement is terminable by either party upon six month's advance written notice and by the Company for cause at any time. In the event of any business combination resulting in a change of control of the Company or in the event of disposal of a majority of the assets of the Company, and termination or constructive termination of his consultancy, Nicholas, Viscount Bearsted will be entitled to receive an additional twenty-six week's consultancy fees.

    In January 1993, Mr. Buchan entered into an employment agreement with the Company, which may be terminated by either party upon six months' notice and by the Company for cause at any time. In the event of any business combination, change in control or disposal of a majority of the assets of the Company, Mr. Buchan's employment may be terminated with three months' notice, and upon such termination Mr. Buchan will be entitled to a payment equivalent to his current annual salary plus estimated bonus for the year following termination and all his outstanding share options will become exercisable.

    In July 1998, the Company loaned Mr. Winterburn $70,000 to assist in the purchase of a house. The loan was represented by a promissory note, and bore interest at the prime rate. Provided Mr. Winterburn remained an employee of the Company, the Company agreed to forgive 25% of unpaid principal on January 10, 1999 and 25% each January 10 thereafter up to and including January 10, 2002. Mr. Winterburn's employment terminated in March 1999, and the remaining unpaid principal and interest was forgiven as a payment upon severance of employment.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The Compensation Committee of the Board (the "Committee") makes all decisions involving the compensation of executive officers of the Company. The Committee consists of the following non-employee directors: Vincent S. Pino and Albert E. Sisto. Paul L. Borrill served on the Committee until he resigned as a director in January 1999.

    The Company entered into a consulting agreement with Albert Sisto, dated December 28, 1998, whereby Mr. Sisto provided sales consulting, sales training, advice and assistance as the Company from time to time requested over a term of six months commencing December 28, 1998. Mr. Sisto received fees of $500 for each half-day of service provided, totaling $15,000, along with 10,000 share options that vested monthly over a six month period commencing January 4, 1999.

                      REPORT OF THE COMPENSATION COMMITTEE

    Final decisions regarding executive compensation and stock option grants to executives are made by the Compensation Committee.

GENERAL COMPENSATION POLICY

    The Compensation Committee acts on behalf of the Board to establish the general compensation policy of Insignia for all employees of Insignia. The Compensation Committee typically reviews base salary levels and target bonuses for the Chief Executive Officer ("CEO") and other executive officers and employees of Insignia at or about the beginning of each fiscal year. The Compensation Committee administers Insignia's incentive and equity plans, including the 1995 Stock Option Plan for U.S. Employees, the U.K. Employee Share Option Scheme 1996 and the 1995 Employee Share Purchase Plan.

    The Compensation Committee's philosophy in compensating executive officers, including the CEO, is to relate compensation directly to corporate performance. Thus, Insignia's compensation policy, which applies to executive officers and other key employees of Insignia, relates a portion of each individual's total compensation to the company objectives and individual objectives set forth at the beginning of the year. Consistent with this policy, a designated portion of the compensation of the executive officers of Insignia is contingent on corporate performance and, in the case of executive officers, is also based on the individual officer's performance as measured against personal objectives. Long-term equity incentives for executive officers are effected through the granting of share options. Options generally have value for the executive only if the price of Insignia's shares increases above the fair market value on the grant date and the executive remains in Insignia's employ for the period required for the shares to vest.

    The base salaries, incentive compensation and option grants of the executive officers are determined in part by the Compensation Committee's informal review of data on prevailing compensation practices in technology companies with whom Insignia competes for executive talent and by its evaluation of such information in connection with Insignia's corporate goals. To this end, the Compensation Committee attempted to compare the compensation of Insignia's executive officers with the compensation practices of comparable companies to determine base salary, target bonuses and target total cash compensation. In addition to their base salaries, Insignia's executive officers, including the CEO, are each eligible to receive a quarterly cash bonus and option grants.

    In preparing the performance graph for this proxy statement, Insignia used the S&P Computer Software and Services Index as its published line of business index. The compensation practices of most of the companies in such Index were not reviewed by Insignia when the Compensation Committee reviewed the compensation information described above because such companies were determined not to be competitive with Insignia for executive talent.

1999 EXECUTIVE COMPENSATION

    BASE COMPENSATION. The information described above was presented to the Compensation Committee in January 1998. The Compensation Committee reviewed the recommendations and performance and market data outlined above and established a base salary level to be effective January 1, 1999 for each executive officer, including the CEO.

    INCENTIVE COMPENSATION. Cash bonuses are awarded to the extent that an executive officer achieved predetermined individual objectives and Insignia met predetermined objectives set by the Board at the beginning of the year. The CEO's subjective judgment of executives' performance (other than his own) is taken into account in determining whether those objectives have been satisfied.

    SHARE OPTIONS. Share options typically have been granted to executive officers when the executive first joins Insignia, in connection with a significant change in responsibilities and, occasionally, to achieve equity within a peer group, the Compensation Committee may, however, grant additional options to executives for other reasons. The number of shares subject to each option granted is within the discretion of the Compensation Committee and is based on anticipated future contribution and ability to impact corporate and/or business unit results, past performance or consistency within the executive's peer group. In addition, in 1999, long-term incentives in the form of option grants were considered appropriate because options generally have value only if the price of Insignia's shares increases above the exercise price and the optionee remains in the employ of Insignia for the time required for the options to vest. The options generally become exercisable over a four-year period and are granted at a price that is equal to the fair market value of the ADSs on the date of grant. In 1999, the Compensation Committee considered these factors, as well as the number of options held by such executive officers as of the date of grant that remained unvested, and determined that additional grants should be made in 1999.

    For 2000, the Compensation Committee will be considering whether to grant future options to executive officers based on the factors described above, with particular attention to Insignia-wide management objectives and the executive officers' success in obtaining specific individual financial and operational objectives established or to be established for 2000, to Insignia's expected results and to the number of options currently held by the executive officers that remain unvested.

    COMPANY PERFORMANCE AND CEO COMPENSATION. For 1999, the Compensation Committee recommended an increase of $23,800 in Mr. Noling's base salary. After careful review of Insignia's performance as measured against its objectives and the criteria set forth above under the discussion of incentive compensation, the Compensation Committee recommended that bonuses in the aggregate amount of $83,042 be paid to Mr. Noling.

    COMPLIANCE WITH SECTION 162(M) OF THE INTERNAL REVENUE CODE OF 1986. For 2000, Insignia intends to comply with the requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended. The 1995 Plan is already in compliance with Section 162(m) by limiting stock awards to named executive officers. Insignia does not expect cash compensation for 2000 to be in excess of $1,000,000 nor, therefore, affected by the requirements of Section 162(m).

                                          COMPENSATION COMMITTEE
                                          Albert E. Sisto
                                          Vincent S. Pino

                        COMPANY SHARE PRICE PERFORMANCE

    The share price performance graph below is required by the SEC and shall not be deemed to be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or under the Exchange Act, except to the extent that Insignia specifically incorporates this information by reference, and shall not otherwise be deemed soliciting material or filed under such Acts.

    The graph below compares the cumulative total shareholder return on the ADSs of Insignia from the effective date of Insignia's Registration Statement with respect to Insignia's initial public offering (November 13, 1995) to April 30, 2000 with the cumulative total return on the Nasdaq Stock Market (U.S. and Foreign) and the S&P Computer Software and Services Index (assuming the investment of $100 in Insignia's ADSs on the date of Insignia's initial public offering and in each of the indexes on October 31, 1995, and reinvestment of all dividends).

                    COMPARISON OF CUMULATIVE TOTAL RETURNS*

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

          INSIGNIA SOLUTIONS  S & P 500  NASDAQ US&FGN
Oct 1995             $100.00    $100.00        $100.00
1995                  $97.92    $106.40        $101.71
1996                  $34.89    $130.83        $124.52
1997                  $17.97    $174.48        $152.07
1998                  $16.67    $224.34        $210.28
1999                  $38.54    $271.55        $385.34

     * Total return based on $100 initial investment & reinvestment of dividends

                              CERTAIN TRANSACTIONS

    Since January 1, 1999, there has not been, nor is there currently proposed, any transaction or series of transactions to which the Company or any of its subsidiaries was or is to be a party in which the amount involved exceeds $60,000 and in which any executive officer, director or holder of more than 5% of the Company's ordinary shares had or will have a direct or indirect material interest other than (i) normal compensation arrangements, which are described under Item 11 above, (ii) the transactions described under "Compensation Committee Interlocks and Insider Participation" in Item 11 above, and (iii) the transactions described under "Employment Agreements" in Item 11 above.

                             SHAREHOLDER PROPOSALS

    Proposals of shareholders intended to be presented at Insignia's 2000 Annual General Meeting must be received by Insignia at its registered office no later
than February   , 2001 to be included in Insignia's Proxy Statement and form of proxy relating to the meeting. This is without prejudice to shareholders' rights under the Act to propose resolutions that may properly be considered at that meeting.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934, as amended, requires Insignia's directors and officers, and persons who own more than 10% of Insignia's ordinary shares to file initial reports of ownership and reports of changes in ownership with the SEC. Such persons are required by SEC regulation to furnish Insignia with copies of all Section 16(a) forms that they file. Based solely on its review of the copies of such forms furnished to Insignia and written representations from the executive officers and directors, Insignia believes that all Section 16(a) filing requirements were met.

                                 OTHER BUSINESS

    The Board does not intend to bring any other business before the Meeting, and, so far as is known to the Board, no matters are to be brought before the Meeting except as specified in the Notice of the Meeting. As to any business that may properly come before the Meeting, however, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.
                            ------------------------

    WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE PAID ENVELOPE SO THAT YOUR SHARES MAY BE REPRESENTED AT THE MEETING.
                            ------------------------

    THE PROXY SHOULD BE RETURNED TO THE OFFICES OF INSIGNIA AT INSIGNIA HOUSE, THE MERCURY CENTRE, WYCOMBE LANE, WOOBURN GREEN, HIGH WYCOMBE, BUCKINGHAMSHIRE, HP10 0HH UNITED KINGDOM, NOT LATER THAN 12:30 P.M. ON MONDAY, JULY 17, 2000, BEING 24 HOURS PRIOR TO THE TIME FIXED FOR THE ANNUAL GENERAL MEETING.

                  INSIGNIA SOLUTIONS PLC AND ITS SUBSIDIARIES
                          (REGISTERED NUMBER: 1961960)
                   DIRECTORS' REPORT AND FINANCIAL STATEMENTS
                      FOR THE YEAR ENDED 31 DECEMBER 1999

                  INSIGNIA SOLUTIONS PLC AND ITS SUBSIDIARIES

             DIRECTORS' REPORT FOR THE YEAR ENDED 31 DECEMBER 1999

    The directors of Insignia Solutions PLC ("the Company") present herewith their report and the audited accounts of the Company and of the group for the year ended 31 December 1999 in accordance with the format prescribed by the UK Companies Act.

PRINCIPAL ACTIVITIES

    The principal activities of the Company and group are the development, marketing and support of virtual machine technology which enables software applications to be run on various computer platforms.

REVIEW OF BUSINESS AND FUTURE DEVELOPMENTS

    In January 1998, the Company announced its intention to launch a new product line called the Jeode platform, based on the Company's Embedded Virtual Machine ("EVM") technology. This followed a strategic review in late 1997 of the Company's business. The Company also explored new markets that would leverage the Company's 12 years of emulation software development experience. The Jeode platform is the Company's implementation of Sun Microsystems, Inc.'s ("Sun") Java technology tailored for Internet appliances and embedded devices. The Jeode platform is enabled by the Company's EVM and is designed to enable software developers to create reliable, efficient and predictable Internet appliances and embedded devices. The product became available for sale in March 1999. The Jeode platform is now the principal product line of the Company and will be for the foreseeable future. The Jeode product line revenue model is based on original equipment manufacturer's ("OEMs") customer transactions. Revenues from the Jeode product line are generally derived from four main sources: the sale of a development license, the sale of annual maintenance and support, a commercial use royalty based on shipments of products that include Jeode technology, and customer-funded engineering activities.

    The Jeode platform is available for x86, MIPS, ARM, Power PC and Hitachi SH processors, and Windows CE, Windows NT, Linux and VxWorks operating systems, with additional processor/operating system platforms planned for introduction in 2000. The Company also offers various services and will license technology for porting the Jeode platform to other platforms to help developers migrate their applications to their platforms more easily.

    The Company's principal product line in recent years has been SoftWindows. This product enabled Microsoft Windows ("Windows") applications to be run on most Apple Computer Inc. ("Apple") Macintosh computers and many UNIX workstations. Revenues from this product line grew until 1995, but declined significantly after that date, along with margins. This was due to a declining demand for Apple Macintosh products and increased competition. The Company also shipped RealPC, a low cost software product that allowed consumers to play games and other applications designed for Intel-based PCs on their Power Macintosh computers. In early 1999 Management took steps to discontinue these product lines, and on October 18, 1999, the Company signed an exclusive licensing arrangement with FWB Software, LLC ("FWB"). Under the arrangement FWB will pay the Company a royalty based on an earn-out of FWB's future revenues from the product lines and the Company will be paid as those revenues are achieved. Upon achieving a certain revenue threshold, the Company will transfer the SoftWindows and RealPC product lines to FWB at no additional consideration. This arrangement allows the Company to focus exclusively on its Jeode platform business strategy.

    Total turnover in 1999 was $6,837,000 (1998: $14,096,000), of which
SoftWindows revenues accounted for 74%. An operating loss was recorded of $11,747,000 (1998: $13,511,000).

    This change in product focus has resulted in a redirection of available resources from the Company's historical revenue base towards development and marketing efforts for the Jeode platform. As a result of

                  INSIGNIA SOLUTIONS PLC AND ITS SUBSIDIARIES

REVIEW OF BUSINESS AND FUTURE DEVELOPMENTS (CONTINUED) this change in product strategy and associated redirection of resources to new product development, the Company's financial position weakened during 1999.

    The Company continues to face significant risks associated with the successful execution of its new product strategy. These risks include, but are not limited to, continued technology and product development, introduction and market acceptance of new products, changes in the marketplace, liquidity, competition from existing and new competitors and retention of key personnel.

    The principal source of cash funding came from a private placement funding, a convertible promissory note, receivable collections and the partial release from escrow of NTRIGUE product line sales proceeds. As a result at 31
December 1999, the group had cash and cash equivalent balances and short term investments of $11,107,000 (1998: $16,334,000) of which $6,060,000 (1998:
$9,100,000) was held in escrow.

GOING CONCERN

    On March 20, 2000, the Company entered into a binding agreement with a director and three immediate family members whereby they will provide the Company a $5.0 million line of credit (see note 22). The Company believes that with existing funds at year-end, this line of credit and expected cash flow from operations the Company will have sufficient funds to meet the Company's operating and capital requirements through the end of fiscal year 2000. Accordingly the financial statements have been prepared on a going concern basis.

SHARE CAPITAL AND WARRANTS

    The Company issued 214,318 Ordinary shares on the exercise of share options, 171,453 Ordinary shares through its employee share purchase plan and 1,063,515 Ordinary shares through a private placement during the year. In addition as part of the private placement, the Company issued warrants to purchase 319,054 Ordinary shares.

DIVIDENDS AND TRANSFERS TO RESERVES

    The directors are unable to recommend payment of a dividend in respect of the year ended 31 December 1999 (1998: Nil). The loss for the year of $9,959,000 (1998: profit of $422,000) will be transferred to reserves.

DIRECTORS

    The directors of the Company during the year and to the date of this report were:

Viscount Bearsted (Chairman)
P L Borrill (resigned 8 January 1999)
D G Frodsham (appointed 25 August 1999)
R M Noling (USA)
V S Pino (USA)
A E Sisto (USA)

                  INSIGNIA SOLUTIONS PLC AND ITS SUBSIDIARIES

DIRECTORS (CONTINUED)
    The interests of the directors at the year-end in the shares of the Company were as follows:

                                                                                   OPTIONS TO ACQUIRE
                                                              ORDINARY SHARES OF   ORDINARY SHARES OF
                                                                   20P EACH             20P EACH
                                                              ------------------   ------------------
VISCOUNT BEARSTED
At 31 December 1998.........................................        636,946              190,000
At 31 December 1999.........................................        636,946              193,750

P L BORRILL
At 31 December 1998.........................................             --               25,000
At date of resignation......................................             --               25,000

D G FRODSHAM
At date of appointment......................................             --                   --
At 31 December 1999.........................................             --               16,250

R M NOLING
At 31 December 1998.........................................         26,052              520,000
At 31 December 1999.........................................         33,702              510,000

V S PINO
At 31 December 1998.........................................         23,000               15,000
At 31 December 1999.........................................         82,084               18,750

A E SISTO
At 31 December 1998.........................................             --               25,000
At 31 December 1999.........................................             --               38,750

    Further details of the share options are given in note 17 to the financial statements.

    Of the options granted to Viscount Bearsted, 125,000 are exercisable until 3 November 2002 at 90p each, 5000 are exercisable until 16 April 2007 at $1.75 each, 50,000 are exercisable until 28 May 2007 at $2.375 each, 10,000 are exercisable until 28 April 2008 at $1.625 each, 1,250 are exercisable until 19 April 2009 at $7.25 each, 1,250 are exercisable until 19 July 2009 at $7.188 each and 1,250 are exercisable until 18 October 2009 at $5.00 each.

    The options granted to P L Borrill were not exercised by 7 April 2000 and consequently lapsed.

    Of the options granted to D G Frodsham, 15,000 are exercisable until 16 August 2009 at $4.688 each and 1,250 are exercisable until 18 October 2009 at $5.00 each.

    Of the options granted to R M Noling, 85,000 are exercisable until 28
March 2006 at $5.75 each, 15,000 are exercisable until 2 March 2007 at $2.438 each, 190,000 are exercisable until 24 March 2007 at $1.969 each, 200,000 are exercisable until 28 May 2007 at $2.375 each, 10,000 are exercisable until 28 April 2008 at $1.625 each and 10,000 are exercisable until 19 October 2008 at $0.688 each. During the year RM Noling exercised 10,000 options at $1.969 each. Of the options exercised, 5,800 were exercised on 28 October 1999 and sold on the same day at prices ranging between $4.72--$4.88 and 4,200 were exercised on 29 October 1999 and sold on the same day at prices ranging between $4.50--$4.63.

    Of the options granted to V S Pino 15,000 are exercisable until 19
October 2008 at $0.688 each,1,250 are exercisable until 19 April 2009 at $7.25 each, 1,250 are exercisable until 19 July 2009 at $7.188 each and 1,250 are exercisable until 18 October 2009 at $5.00 each. As part of the private placement (see note 17),

                  INSIGNIA SOLUTIONS PLC AND ITS SUBSIDIARIES

DIRECTORS (CONTINUED)
Mr Pino purchased 59,084 Ordinary shares at $4.23 together with warrants to purchase 17,725 Ordinary shares at $5.29.

    Of the options granted to A E Sisto, 15,000 are exercisable until 16
April 2007 at $1.75 each, 10,000 are exercisable until 28 April 2008 at $1.625 each, 10,000 are exercisable until 4 January 2009 at $2.00 each, 1,250 are exercisable until 19 April 2009 at $7.25 each, 1,250 are exercisable until 19 July 2009 at $7.188 each and 1,250 are exercisable until 18 October 2009 at $5.00 each.

    The vesting arrangements of the above options are set out in note 17 to the accounts.

POLICY ON PAYMENT OF CREDITORS

    It is the group's policy to agree payment terms with its suppliers, along with other terms and conditions, when it enters into binding purchase contracts and to abide by the agreed payment terms provided the supplier has provided the goods or services in accordance with the terms and conditions of the contract. The Company had 30 days purchases outstanding at 31 December 1999 based on the average daily amount invoiced by suppliers during the year ended 31
December 1999.

YEAR 2000 AND EURO

    Many currently installed computer systems and software products are not coded to accept four digit entries in the date code field to distinguish 21(st)century dates from 20(th) century dates. As a result computer systems and software used by many companies may need to be upgraded to comply with such "Year 2000" requirements.

    The Jeode product is Year 2000 compliant but the Company does not guarantee that the target platforms on which Jeode may be used are compliant since these are third party products.

    The Company carried out an assessment of its own internal systems to assess their ability to deal with the date change from 1999 to 2000 and the introduction of the Euro and made the necessary changes to ensure that they were all Year 2000 and Euro compliant. The cost of any remedial work necessary was expensed as incurred.

    There were no material costs to the group associated with this work to ensure Year 2000 and Euro compliance during the year. No material problems have occurred and the group does not expect to incur any additional material costs in the coming year.

FINANCIAL RISKS AND TREASURY POLICY

    The group finances its operations by a combination of internally generated cash flows, existing cash deposits and borrowings. The group's borrowings consist of floating rate and fixed rate liabilities (see notes 14 and 22). In addition during the year, funds were obtained from a private placement funding (see note 17) and from the partial release of NTRIGUE product line sales proceeds from escrow (see note 7).

    The group's Finance Department manages the group's cash borrowings, interest rate and foreign exchange exposures and its main banking relationships. This is operated as a cost and risk reduction programme. Transactions of a speculative nature are not permitted.

                  INSIGNIA SOLUTIONS PLC AND ITS SUBSIDIARIES

FINANCIAL RISKS AND TREASURY POLICY (CONTINUED)
    The group limits the effects of movements in foreign exchange rates by partially matching cash holdings with liabilities in the same currency, assisted by selective forward foreign currency option contracts arranged with our bankers.

POST BALANCE SHEET EVENTS

    Post balance sheet events are dealt with in Note 22 to the financial statements.

STATEMENT OF DIRECTORS' RESPONSIBILITIES

    Company law requires the directors to prepare accounts for each financial year which give a true and fair view of the state of affairs of the group and the Company and of the profit or loss of the group for that period. In preparing those accounts, the directors are required to:

    - select suitable accounting policies and then apply them consistently;

    - make judgements and estimates that are reasonable and prudent;

    - state whether applicable accounting standards have been followed, subject to any material departures disclosed and explained in the accounts;

    - prepare the accounts on the going concern basis unless it is inappropriate to presume that the group and company will continue in business.

    The directors are responsible for keeping proper accounting records which disclose with reasonable accuracy at any time the financial position of the group and Company and enable them to ensure that the financial statements comply with the Companies Act 1985. They are also responsible for safeguarding the assets of the group and Company and hence for taking reasonable steps for the prevention and detection of fraud and other irregularities.

AUDITORS

    A resolution to reappoint PricewaterhouseCoopers will be proposed at the annual general meeting.

By Order of the Board

S M Ambler
SECRETARY                                                             8 May 2000

[LOGO]
--------------------------------------------------------------------------------

                                                                        PRICEWATERHOUSECOOPERS
                                                                        Thames Court
                                                                        1 Victoria Street
                                                                        Windsor SL4 1HB
AUDITORS' REPORT TO THE MEMBERS OF                                      Telephone +44 (0) 1753 752000
INSIGNIA SOLUTIONS PLC AND ITS SUBSIDIARIES                     -       Facsimile +44 (0) 1753 864826

We have audited the financial statements on pages 7 to 32 which have been prepared under the historical cost convention and the accounting policies set out on pages 13 to 15.

RESPECTIVE RESPONSIBILITIES OF DIRECTORS AND AUDITORS

The directors are responsible for preparing the Annual Report. As described on page 5, this includes responsibility for preparing the financial statements in accordance with applicable United Kingdom accounting standards. Our responsibilities, as independent auditors, are established in the United Kingdom by statute, the Auditing Practices Board and our profession's ethical guidance.

We report to you our opinion as to whether the financial statements give a true and fair view and are properly prepared in accordance with the United Kingdom Companies Act. We also report to you if, in our opinion, the directors' report is consistent with the financial statements, if the company has not kept proper accounting records, if we have not received all the information and explanations we require for our audit, or if information specified by law regarding directors' remuneration and transactions is not disclosed.

We read the other information contained in the Annual Report and consider the implications for our report if we become aware of any apparent misstatements or material inconsistencies with the financial statements.

BASIS OF AUDIT OPINION

We conducted our audit in accordance with Auditing Standards issued by the Auditing Practices Board. An audit includes examination, on a test basis, of evidence relevant to the amounts and disclosures in the financial statements. It also includes an assessment of the significant estimates and judgements made by the directors in the preparation of the financial statements, and of whether the accounting policies are appropriate to the company's circumstances, consistently applied and adequately disclosed.

We planned and performed our audit so as to obtain all the information and explanations which we considered necessary in order to provide us with sufficient evidence to give reasonable assurance that the financial statements are free from material misstatement, whether caused by fraud or other irregularity or error. In forming our opinion, we also evaluated the overall adequacy of the presentation of information in the financial statements.

OPINION

In our opinion the financial statements give a true and fair view of the state of the affairs of the company and the group as at 31 December 1999 and of the loss and cash flows of the group for the year then ended and have been properly prepared in accordance with the Companies Act 1985.

PRICEWATERHOUSECOOPERS

Chartered Accountants
and Registered Auditors                                               8 May 2000

                  INSIGNIA SOLUTIONS PLC AND ITS SUBSIDIARIES
                      CONSOLIDATED PROFIT AND LOSS ACCOUNT
                      FOR THE YEAR ENDED 31 DECEMBER 1999

                                                                           1999       1998
                                                                NOTE      $'000      $'000
                                                              --------   --------   --------
TURNOVER....................................................     2         6,837     14,096
Cost of sales...............................................              (3,203)    (8,329)
                                                                         -------    -------
GROSS PROFIT................................................               3,634      5,767
Distribution costs..........................................              (5,159)    (7,870)
Administrative expenses.....................................             (10,222)   (11,408)
                                                                         -------    -------
OPERATING LOSS..............................................    2,3      (11,747)   (13,511)
Profit on disposal of part of the group's operations........     7            --     14,731
(LOSS)/PROFIT ON ORDINARY ACTIVITIES BEFORE INTEREST........             (11,747)     1,220
Interest receivable and similar income......................                 498      1,006
Interest payable and similar charges........................     6           (26)       (22)
                                                                         -------    -------
(LOSS)/PROFIT ON ORDINARY ACTIVITIES BEFORE TAXATION........             (11,275)     2,204
Tax on (loss)/profit on ordinary activities.................     8         1,316     (1,782)
                                                                         -------    -------
(LOSS)/PROFIT FOR THE FINANCIAL YEAR........................     18       (9,959)       422
                                                                         =======    =======
Basic earnings per share....................................     24      $ (0.77)   $  0.03
                                                                         =======    =======
Diluted earnings per share..................................     24        (0.77)      0.03
                                                                         =======    =======

    The only recognised gain or loss is the profit/(loss) for the year.

    The notes on pages 13 to 32 form part of these financial statements.

                  INSIGNIA SOLUTIONS PLC AND ITS SUBSIDIARIES
                 CONSOLIDATED BALANCE SHEET AT 31 DECEMBER 1999

                                                                           1999       1998
                                                                NOTE      $'000      $'000
                                                              --------   --------   --------
FIXED ASSETS
Tangible assets.............................................     9           625      1,074
Investments.................................................     10          325        325
                                                                         -------    -------
                                                                             950      1,399
CURRENT ASSETS
Stocks......................................................     11            4         82
Debtors of which $434,000 (1998: $522,000) falls due in more
  than one year.............................................     12        1,313      4,254
Cash and cash equivalents held in escrow....................     13        6,060      9,100
Cash at bank and in hand....................................               5,047      7,234
                                                                         -------    -------
                                                                          12,424     20,670
CREDITORS: AMOUNTS FALLING DUE WITHIN ONE YEAR (INCLUDING
  $1,000,0000 OF CONVERTIBLE PROMISSORY NOTE IN 1999).......     14       (7,335)   (10,651)
                                                                         -------    -------
NET CURRENT ASSETS..........................................               5,089     10,019
                                                                         -------    -------
TOTAL ASSETS LESS CURRENT LIABILITIES.......................               6,039     11,418
CREDITORS: AMOUNTS FALLING DUE AFTER MORE THAN ONE YEAR.....     15           --         --
                                                                         -------    -------
NET ASSETS..................................................    2,25       6,039     11,418
                                                                         =======    =======
CAPITAL AND RESERVES
Called up share capital.....................................   17,18       4,644      4,164
Share premium account.......................................     18       36,136     32,036
Profit and loss account.....................................     18      (34,793)   (24,834)
Capital reserve.............................................     18           52         52
                                                                         -------    -------
EQUITY SHAREHOLDERS' FUNDS..................................     18        6,039     11,418
                                                                         =======    =======

Approved By The Board on 8 May 2000 and signed on its behalf by:

R M Noling

DIRECTOR

The notes on pages 13 to 32 form part of these financial statements.

                  INSIGNIA SOLUTIONS PLC AND ITS SUBSIDIARIES
                CONSOLIDATED BALANCE SHEET--AT 31 DECEMBER 1999

                                                                           1999       1998
                                                                NOTE      $'000      $'000
                                                              --------   --------   --------
FIXED ASSETS
Tangible assets.............................................     9           405        587
Investments.................................................     10          325        325
                                                                         -------    -------
                                                                             730        912
CURRENT ASSETS
Debtors of which $434,000 (1998: $464,000) falls due in more
  than one year.............................................     12        1,093      1,460
Cash and cash equivalents held in escrow....................     13        6,060      9,100
Cash at bank and in hand....................................               1,512      4,845
                                                                         -------    -------
                                                                           8,665     15,405
CREDITORS--AMOUNTS FALLING DUE WITHIN ONE YEAR (INCLUDING
  $1,000,0000 OF CONVERTIBLE PROMISSORY NOTE IN 1999).......     14       (2,352)    (2,807)
                                                                         -------    -------
NET CURRENT ASSETS..........................................               6,313     12,598
                                                                         =======    =======
TOTAL ASSETS LESS CURRENT LIABILITIES.......................               7,043     13,510
CREDITORS--AMOUNTS FALLING DUE AFTER MORE THAN ONE YEAR.....     15           --         --
PROVISIONS FOR LIABILITIES AND CHARGES......................     16       (1,004)    (2,092)
                                                                         -------    -------
NET ASSETS..................................................               6,039     11,418
                                                                         =======    =======
CAPITAL AND RESERVES
Called up share capital.....................................   17,18       4,644      4,164
Share premium account.......................................     18       36,277     32,177
Profit and loss account.....................................     18      (34,882)   (24,923)
                                                                         -------    -------
EQUITY SHAREHOLDERS' FUNDS..................................     18        6,039     11,418
                                                                         =======    =======

Approved by the Board on 8 May 2000 and signed on its behalf by:

R M Noling

DIRECTOR

The notes on pages 13 to 32 form part of these financial statements.

                  INSIGNIA SOLUTIONS PLC AND ITS SUBSIDIARIES
      CONSOLIDATED CASH FLOW STATEMENT FOR THE YEAR ENDED 31 DECEMBER 1999

                                                                 1999       1999       1998       1998
                                                      NOTE      $'000      $'000      $'000      $'000
                                                    --------   --------   --------   --------   --------
NET CASH OUTFLOW FROM OPERATING ACTIVITIES........       A                (11,665)              (14,561)

RETURNS ON INVESTMENT AND SERVICING OF FINANCE
Interest received.................................                 498                 1,006
Interest element of finance lease rental payments
  and promissory note.............................                 (26)                  (22)
                                                               -------               -------
                                                                              472                   984
TAXATION..........................................                            510                    76

CAPITAL EXPENDITURE
Purchase of tangible fixed assets.................                (213)                 (937)
Proceeds from sale of tangible fixed assets.......                 140                   140
                                                               -------               -------
                                                                              (73)                 (797)
ACQUISITION AND DISPOSAL
Proceeds from sale of product line................                  --                15,862
Product line proceeds held in escrow..............               3,040                (9,100)
                                                               -------               -------
                                                                            3,040                 6,762
MANAGEMENT OF LIQUID RESOURCES
Proceeds from sale of short term investments......                             --                 3,820

FINANCING
Proceeds from issue of share capital..............       D       4,580                   473
Capital element of finance lease rental
  payments........................................       D         (51)                 (164)
Proceeds from issue of promissory note............       D       1,000                    --
                                                               -------               -------
                                                                            5,529                   309
                                                                          -------               -------
Decrease in net cash..............................       B                 (2,187)               (3,407)
                                                                          =======               =======

      The notes on pages 13 to 32 form part of these financial statements.

                  INSIGNIA SOLUTIONS PLC AND ITS SUBSIDIARIES

                 NOTES TO THE CONSOLIDATED CASH FLOW STATEMENT

                      FOR THE YEAR ENDED 31 DECEMBER 1999

A  RECONCILIATION OF OPERATING LOSS TO NET CASH OUTFLOW FROM OPERATING
ACTIVITIES

                                                                1999       1998
                                                               $'000      $'000
                                                              --------   --------
Operating loss..............................................  (11,747)   (13,511)
Depreciation of tangible fixed assets.......................      580        750
Other non-cash charges......................................      (58)        --
Decrease in stocks..........................................       78        103
Decrease in debtors.........................................    2,941      5,667
Decrease in creditors.......................................   (3,459)    (7,570)
                                                              -------    -------
Net cash outflow from operating activities..................  (11,665)   (14,561)
                                                              =======    =======

B  RECONCILIATION TO NET CASH

                                                                1999       1998
                                                               $'000      $'000
                                                              --------   --------
Decrease in cash in the period..............................   (2,187)    (3,407)
Decrease in debt and lease financing........................       51        164
Decrease in short term investments..........................       --     (3,820)
                                                               ------     ------
Change in net cash from cash flows..........................   (2,136)    (7,063)
New finance leases..........................................       --         --
                                                               ------     ------
Movements in net cash in period.............................   (2,136)    (7,063)
Net cash at 1 January.......................................    7,183     14,246
                                                               ------     ------
Net cash at 31 December.....................................    5,047      7,183
                                                               ======     ======

C  ANALYSIS OF NET FUNDS

                                                              1 JANUARY               31 DECEMBER
                                                                1999      CASH FLOW      1999
                                                                $'000       $'000        $'000
                                                              ---------   ---------   -----------
Cash at bank and in hand....................................    7,234      (2,187)       5,047
Finance leases..............................................      (51)         51           --
                                                                -----      ------        -----
Total.......................................................    7,183      (2,136)       5,047
                                                                =====      ======        =====

                  INSIGNIA SOLUTIONS PLC AND ITS SUBSIDIARIES

                 NOTES TO THE CONSOLIDATED CASH FLOW STATEMENT

                FOR THE YEAR ENDED 31 DECEMBER 1999 (CONTINUED)

D  ANALYSIS OF CHANGES IN FINANCING DURING THE YEAR

                                                                                     SHARE CAPITAL            FINANCE
                                                                CONVERTIBLE           (INCLUDING               LEASE
                                                                   DEBT                PREMIUM)             OBLIGATIONS
                                                            -------------------   -------------------   -------------------
                                                              1999       1998       1999       1998       1999       1998
                                                             $'000      $'000      $'000      $'000      $'000      $'000
                                                            --------   --------   --------   --------   --------   --------
1 January.................................................      --        --       36,200     35,727       51         215
Cash inflow/(outflow) from financing......................   1,000        --        4,580        473      (51)       (164)
                                                             -----       ---       ------     ------      ---        ----
31 December...............................................   1,000        --       40,780     36,200       --          51
                                                             =====       ===       ======     ======      ===        ====

                  INSIGNIA SOLUTIONS PLC AND ITS SUBSIDIARIES

                 NOTES TO THE CONSOLIDATED CASH FLOW STATEMENT

                      FOR THE YEAR ENDED 31 DECEMBER 1999

1 PRINCIPAL ACCOUNTING POLICIES AND BASIS OF PREPARATION OF THE FINANCIAL STATEMENT

    The accounts have been prepared in US dollars and in accordance with applicable accounting standards in the United Kingdom. A summary of the principal group accounting policies, which have been applied consistently, is set out below.

    The Directors believes that with the $5.0 million line of credit, entered into on March 20, 2000 (see note 22) and expected cash flows from operations, the Company will have sufficient funds to meet the Company's operating and capital requirements through the end of fiscal year 2000. Accordingly the financial statements have been prepared on a going concern basis.

    (1)  BASIS OF ACCOUNTING

    The accounts have been prepared under the historical cost convention.

    (2)  BASIS OF CONSOLIDATION

    The consolidated accounts include the Company and all its subsidiaries. Intragroup sales and profits are eliminated on consolidation and all sales and profit figures relate to external transactions only.

    (3)  TURNOVER

    Turnover, which excludes value added tax and sales tax, represents sales of packaged software, software development fees, licence royalties and amounts chargeable to customers for services provided.

    (4)  REVENUE RECOGNITION

    The Company's revenues are derived from the sale of development licenses, packaged products licensing fees, royalties received from OEM's, customer funded engineering activities, training and annual maintenance contracts.

    Development licenses may be deferred or reduced if there are outstanding deliverables to the customer or if the contract is outside the standard contractual terms. Product licensing fees are recognised upon shipment if no significant vendor obligations remain and if collection of the resulting receivable is deemed probable.

    The Company had limited control over the extent to which packaged products sold to distributors and resellers were sold through to end users. Accordingly, a portion of the Company's sales have from time to time resulted in increased inventory at its distributors and resellers. The Company provided sales returns allowances for distributor and reseller inventories and certain rights of return and price protection on unsold merchandise held by those distributors and resellers. These allowances were based on the Company's estimates of expected sell-through by distributors and resellers of its products.

    Minimum guaranteed royalty revenues not subject to significant future obligations are generally recognised upon shipment of the software. Royalty revenues that are subject to significant future obligations are recognised when earned. Royalty revenues that exceed the minimum guarantees are recognised when reported.

    Revenues from OEMs for customer-funded engineering are recognised on a percentage of completion basis, which is computed using the input measure of labor cost. Revenues from training are recognised

                  INSIGNIA SOLUTIONS PLC AND ITS SUBSIDIARIES

                 NOTES TO THE CONSOLIDATED CASH FLOW STATEMENT

                FOR THE YEAR ENDED 31 DECEMBER 1999 (CONTINUED)

1 PRINCIPAL ACCOUNTING POLICIES AND BASIS OF PREPARATION OF THE FINANCIAL STATEMENT (CONTINUED)

    (4)  REVENUE RECOGNITION(CONTINUED)
when the training is performed. Revenues from annual maintenance contracts are recognised ratably over the term of the contract.

    Payments from the sale of development licenses, royalties, customer funded engineering activities, training and maintenance contracts received in advance of revenue recognition are recorded as deferred revenue.

    (5)  RESEARCH AND DEVELOPMENT EXPENDITURE

    The Company capitalises internal software development costs incurred after technological feasibility has been demonstrated and commercial viability expected. The company defines establishment of technological feasibility as the completion of a working model. Such capitalised amounts are amortised commencing with the introduction of that product at the greater of the straight-line basis utilising estimated economic life, generally six months to one year, or the ratio of actual revenues achieved to the total anticipated revenues over the life of the product.

    (6)  FOREIGN CURRENCIES

    The directors have determined that the group's and Company's functional currency is the US dollar.

    Accordingly non-monetary assets and liabilities whose original values are in currencies other than dollars are stated at their historic dollar value. Monetary assets and liabilities expressed in other currencies are translated into dollars at the rate of exchange ruling at the year-end. Transactions in other currencies are translated into dollars at the average rate for the month in which the transaction occurred or at the forward contract or option rate where such a hedging transaction has been undertaken. All foreign exchange differences are taken to the profit and loss account in the year in which they arise.

    (7)  TANGIBLE FIXED ASSETS

    Tangible fixed assets are stated at their purchase price, together with any incidental expenses of acquisition.

    Provision for depreciation is made so as to write off the cost of tangible fixed assets on a straight line basis over the expected useful economic lives of the assets concerned. The principal annual rates used for this purpose are:

Leasehold improvements........  shorter of estimated useful life or remaining lease term
Computers and other             33%
  equipment...................
Fixtures and fittings.........  25-33%

    (8)  STOCKS

    Stocks are stated at the lower of cost and net realisable value. Cost is determined on a first in first out basis and includes transport and handling costs. Provision is made where necessary for stocks which are slow moving, obsolete or defective.

                  INSIGNIA SOLUTIONS PLC AND ITS SUBSIDIARIES

                 NOTES TO THE CONSOLIDATED CASH FLOW STATEMENT

                FOR THE YEAR ENDED 31 DECEMBER 1999 (CONTINUED)

1 PRINCIPAL ACCOUNTING POLICIES AND BASIS OF PREPARATION OF THE FINANCIAL STATEMENT (CONTINUED)
    (9)  DEFERRED TAXATION

    Deferred taxation is provided on the liability method in respect of timing differences between profit as computed for taxation purposes and profit as stated in the accounts to the extent that it is probable in the opinion of the directors that a liability will become payable in the foreseeable future. Deferred tax assets are only recognised to the extent that they are expected to be recoverable.

    (10)  OPERATING LEASES

    Rentals payable under operating leases are charged on a straight-line basis over the lease term in arriving at operating profit.

    (11)  FINANCE LEASE AND HIRE PURCHASE AGREEMENTS

    Where fixed assets are financed by leasing agreements or hire purchase contracts which transfer to the group substantially all the benefits and risks of ownership, the assets are treated as if they had been purchased outright and are included in tangible fixed assets. The capital element of these commitments is shown as obligations under finance lease and hire purchase contracts.

    Finance lease payments are treated as consisting of capital and interest elements; the capital element is applied to reduce the outstanding obligations and the interest element is charged against profit in proportion to the reducing capital element outstanding. Assets held under finance leases are depreciated over the shorter of the lease term or the useful economic life of equivalent owned assets.

    (12)  PENSION COSTS

    Pension costs in respect of the group's defined contribution scheme and 401(k) plans are accounted for in the period to which they relate.

    (13)  DERIVATIVE FINANCIAL INSTRUMENTS

    The provisions of FRS 13 "Derivatives and other Financial Instruments Disclosures" have been adopted during the year. The only derivative financial instruments used by the group are foreign exchange options, which are used to manage foreign exchange fluctuations. Costs of these options are amortised across the life of the option.

2  SEGMENTAL ANALYSIS

                                           TURNOVER BY           TURNOVER BY                                 NET ASSETS/
                                           DESTINATION             ORIGIN           OPERATING LOSSES        (LIABILITIES)
                                       -------------------   -------------------   -------------------   -------------------
                                         1999       1998       1999       1998       1999       1998       1999       1998
                                        $'000      $'000      $'000      $'000      $'000      $'000      $'000      $'000
                                       --------   --------   --------   --------   --------   --------   --------   --------
USA..................................   5,801      10,670     6,203      11,960     (2,508)    (4,168)   (21,451)   (12,353)
Rest of the World....................   1,036       3,426       634       2,136     (9,239)    (9,343)    27,490     23,771
                                        -----      ------     -----      ------    -------    -------    -------    -------
                                        6,837      14,096     6,837      14,096    (11,747)   (13,511)     6,039     11,418
                                        =====      ======     =====      ======    =======    =======    =======    =======

                  INSIGNIA SOLUTIONS PLC AND ITS SUBSIDIARIES

                 NOTES TO THE CONSOLIDATED CASH FLOW STATEMENT

                FOR THE YEAR ENDED 31 DECEMBER 1999 (CONTINUED)

2  SEGMENTAL ANALYSIS (CONTINUED)
    The directors consider that all of the group's activities fall within one class of business. The results of the operation that was sold in 1998 (see note 7) were not material to the group losses. Turnover of this business in 1998 included in the above was $987,000 with an estimated gross operating profit of $400,000.

3 OPERATING LOSS

    The operating loss is stated after charging:

                                                                           1999       1998
                                                                NOTE      $'000      $'000
                                                              --------   --------   --------
Research and development costs..............................              5,009      4,621
Depreciation of owned assets................................                574        700
Depreciation of assets held under finance lease and hire
  purchase contracts........................................                  6         50
Hire of equipment under operating leases....................                158         33
Rental of land and buildings................................                605        758
Directors' emoluments.......................................      4         415        379
Auditors' remuneration--audit services......................                257        214
                                                                          =====      =====

    Fees paid by the company and its UK subsidiaries to the auditors in the United Kingdom were $135,000 (1998: $148,000), including audit fees paid to the parent company auditors of $57,000 (1998: $53,000).

4 DIRECTORS' EMOLUMENTS

                                                                1999       1998
                                                               $'000      $'000
                                                              --------   --------
Aggregate emoluments........................................    414        378
Company contributions paid to money purchase pension
  schemes...................................................      1          1
                                                                ---        ---
                                                                415        379
                                                                ===        ===

    Directors' emoluments of the highest paid director:

                                                                1999       1998
                                                               $'000      $'000
                                                              --------   --------
Aggregate emoluments........................................    324        293
Company contributions paid to money purchase pension
  schemes...................................................      1          1
                                                                ---        ---
                                                                325        294
                                                                ===        ===

    In addition the directors have exercised and been granted share options, the details of which are set out in the directors' report.

                  INSIGNIA SOLUTIONS PLC AND ITS SUBSIDIARIES

                      FOR THE YEAR ENDED 31 DECEMBER 1999

5 EMPLOYEE INFORMATION

(1) The average number of persons employed by the group during the year, including executive directors, was:

                                                                1999       1998
                                                               NUMBER     NUMBER
                                                              --------   --------
Sales and marketing.........................................     16         26
Research and development....................................     54         46
General and administrative..................................     22         28
                                                                 --        ---
                                                                 92        100
                                                                 ==        ===

(2) Group employment costs of all employees including executive directors:

                                                                           1999       1998
                                                                NOTE      $'000      $'000
                                                              --------   --------   --------
Wages and salaries..........................................              6,832      7,205
Social security costs.......................................                642        704
Other pension costs.........................................     19         202        182
                                                                          -----      -----
                                                                          7,676      8,091
                                                                          =====      =====

6 INTEREST PAYABLE AND SIMILAR CHARGES

                                                                1999       1998
                                                               $'000      $'000
                                                              --------   --------
On finance leases and hire purchase contracts...............      2         22
On promissory note..........................................     13         --
On tax assessment...........................................     11         --
                                                                 --         --
                                                                 26         22
                                                                 ==         ==

7 DISPOSAL OF PART OF THE GROUP'S OPERATIONS

    On 5 February 1998 the company completed the disposal of its NTRIGUE technology to Citrix Systems ("Citrix") for $17.687 million. As part of the disposal, the Company transferred 45 employees to Citrix, of whom 43 were development engineers.

    Under the terms of the disposal agreement $8.937 million was paid to the Company in cash on 5 February 1998, with the remainder being held in an escrow account for the sole purpose of satisfying any obligations to Citrix arising from or in connection with an event against which the Company would be required to indemnify Citrix. Of this amount, Citrix released $2.5 million to the Company in February 1999, $0.9m in August 1999 and $1m in February 2000 (see note 22).

    On 29 January 1999, the company received an indemnity claim on the escrow account of an uncertain amount, but estimated by the claimant, Citrix, not to exceed $6.25 million. Citrix' indemnity claim is based on a declaratory relief action that Citrix filed against GraphOn Corp. ("GraphOn") in November 1998 in the United States District Court, Southern District of Florida. Citrix' action against GraphOn seeks a

                  INSIGNIA SOLUTIONS PLC AND ITS SUBSIDIARIES

                      FOR THE YEAR ENDED 31 DECEMBER 1999

7 DISPOSAL OF PART OF THE GROUP'S OPERATIONS (CONTINUED) declaratory judgement that Citrix does not infringe any GraphOn proprietary rights and that Citrix has not misappropriated any trade secrets or breached an agreement to which GraphOn is a party. Citrix filed the action in response to and to resolve unsubstantiated assertions first made by GraphOn, and disclosed to Citrix in January 1998, that Insignia used GraphOn confidential information to develop Insignia products, possibly including products Insignia sold to Citrix in February 1998. GraphOn has never filed any action against either Insignia or Citrix relating to its assertions and Insignia believes such assertions by GraphOn are without merit or basis. Accordingly, Insignia intends to contest Citrix' indemnity claim and the directors do not consider it necessary to provide for any irrecoverability for amounts held in escrow.

    On October 4, 1999, the Company filed a suit against Citrix and GraphOn in the Superior Court of the State of California, County of Santa Clara, relating to the misappropriation assertions of GraphOn and Citrix's refusal to release funds still remaining in escrow and breach of a Cooperation Agreement between the parties. GraphOn answered the complaint, and claimed it had not made any claims of misappropriation against Insignia or Citrix. The case is pending.

    On March 15, 2000, GraphOn announced it had filed a suit against Citrix and the Company in the Superior Court of the State of California, County of Santa Clara, alleging trade secret misappropriation and breach of contract arising out of the same facts and circumstances set forth in the Company's action against GraphOn. GraphOn has not yet served its complaint. The Company believes GraphOn's claims are without merit. The case is pending.

                                                                1999       1998
                                                               $'000      $'000
                                                              --------   --------
Proceeds from sale..........................................     --       17,687
Costs incurred in sale......................................     --       (2,956)
                                                                 --       ------
Profit on disposal..........................................     --       14,731
                                                                 ==       ======

    Taxation impact of the profit on disposal was a charge of $5,110,000 in 1998.

8 TAXATION

(1) CURRENT TAXATION

    Tax on (loss)/profit on ordinary activities comprises:

                                                                1999       1998
                                                               $'000      $'000
                                                              --------   --------
UK corporation tax @ 30% (1998: 31%)........................   1,380      (1,754)
Overseas taxation...........................................     (64)        (28)
                                                               -----      ------
                                                               1,316      (1,782)
                                                               =====      ======

                  INSIGNIA SOLUTIONS PLC AND ITS SUBSIDIARIES

                      FOR THE YEAR ENDED 31 DECEMBER 1999

8  TAXATION (CONTINUED)

    At 31 December 1999 the accumulated tax losses carried forward and available for offset against future profits amounted to approximately $26,000,000 (1998:
$18,600,000) in the United States and $3,000,000 (1998: $1,800,000) in the
United Kingdom.

    No provision has been made for any taxation that would become payable if reserves retained in overseas subsidiaries were distributed as no such distributions are planned.

    (2) DEFERRED TAXATION

    The full potential deferred tax asset comprises the following components:

                                                                1999       1998
                                                               $'000      $'000
                                                              --------   --------
Net operating loss carryforwards............................    9,456     6,947
Tax credit carryforwards....................................    1,120     1,082
Sales return reserve........................................       13       384
Accrued expenses, provisions and other temporary
  differences...............................................      261       657
                                                               ------     -----
                                                               10,850     9,070
Amount recognised in these financial statements.............       --        --
                                                               ======     =====

9  TANGIBLE FIXED ASSETS

GROUP

                                                                    COMPUTERS   FIXTURES
                                                      LEASEHOLD     AND OTHER      AND
                                                     IMPROVEMENTS   EQUIPMENT   FITTINGS     TOTAL
                                                        $'000         $'000       $'000      $'000
                                                     ------------   ---------   ---------   --------
COST
1 January 1999.....................................       458         2,700        108       3,266
Additions..........................................        10           188         16         214
Disposals..........................................        (8)         (641)        (3)       (632)
                                                          ---         -----        ---       -----
31 December 1999...................................       460         2,267        121       2,848
                                                          ===         =====        ===       =====
ACCUMULATED DEPRECIATION
1 January 1999.....................................        95         2,065         32       2,192
Charge for the year................................       132           422         26         580
Disposals..........................................        (8)         (539)        (2)       (549)
                                                          ---         -----        ---       -----
31 December 1999...................................       219         1,948         56       2,223
                                                          ===         =====        ===       =====
NET BOOK AMOUNT
31 DECEMBER 1999...................................       241           319         65         625
                                                          ===         =====        ===       =====
31 DECEMBER 1998...................................       363           635         76       1,074
                                                          ===         =====        ===       =====

    The net book amount of tangible fixed assets includes an amount of $Nil (1998: $47,000) in respect of assets, principally computers and other equipment, held under finance leases and hire purchase contracts.

                  INSIGNIA SOLUTIONS PLC AND ITS SUBSIDIARIES

                      FOR THE YEAR ENDED 31 DECEMBER 1999

9  TANGIBLE FIXED ASSETS (CONTINUED)
    Disposals include retirements of fully depreciated assets.

COMPANY

                                                                    COMPUTERS   FIXTURES
                                                      LEASEHOLD     AND OTHER      AND
                                                     IMPROVEMENTS   EQUIPMENT   FITTINGS     TOTAL
                                                        $'000         $'000       $'000      $'000
                                                     ------------   ---------   ---------   --------
COST
1 January 1999.....................................       229         1,216         91       1,536
Additions..........................................        10           174         13         197
Disposals..........................................        (8)         (581)        (3)       (592)
                                                          ---         -----        ---       -----
31 December 1999...................................       231           809        101       1,141
                                                          ===         =====        ===       =====
ACCUMULATED DEPRECIATION
1 January 1999.....................................        22           906         21         949
Charge for the year................................        57           261         22         340
Disposals..........................................        (8)         (543)        (2)       (553)
                                                          ---         -----        ---       -----
31 December 1999...................................        71           624         41         736
                                                          ===         =====        ===       =====
NET BOOK AMOUNT
31 DECEMBER 1999...................................       160           185         60         405
                                                          ===         =====        ===       =====
31 DECEMBER 1998...................................       207           310         70         587
                                                          ===         =====        ===       =====

    The net book amount of tangible fixed assets includes an amount of $Nil (1998: $47,000) in respect of assets, principally computers and other equipment, held under finance leases and hire purchase contracts.

    Disposals include retirements of fully depreciated assets.

10  FIXED ASSET INVESTMENTS

                                                 GROUP
                                       --------------------------          COMPANY
                                                      SHARES IN     ----------------------
                                          OTHER       SUBSIDIARY       OTHER
                                       INVESTMENTS   UNDERTAKINGS   INVESTMENTS    TOTAL
                                          $'000         $'000          $'000       $'000
                                       -----------   ------------   -----------   --------
Net book amount at 1 January and 31
  December 1999......................      325               --         325         325
                                           ===         ========         ===         ===

                  INSIGNIA SOLUTIONS PLC AND ITS SUBSIDIARIES

                      FOR THE YEAR ENDED 31 DECEMBER 1999

10  FIXED ASSET INVESTMENTS (CONTINUED)
    The Company's subsidiary undertakings are:

                                                                                 PROPORTION OF NOMINAL
                                                             DESCRIPTION OF     VALUE ISSUED SHARES AND
NAME OF COMPANY AND COUNTRY OF INCORPORATION AND OPERATION     SHARES HELD        VOTING RIGHTS HELD
----------------------------------------------------------  -----------------   -----------------------
Insignia Solutions International Limited................    L1 ordinary                   100%
  (England & Wales)

Jeode Limited...........................................    L1 ordinary                   100%
  formerly Insignia Solutions Overseas Limited
  (England & Wales)

Insignia Solutions Inc (USA)............................    Common stock, no
                                                            par value                     100%

Insignia Solutions Foreign Sales Inc (Barbados).........    Common stock, $10
                                                            par value                     100%

Emulation Technologies Inc (USA)........................    Common stock, no
                                                            par value                     100%

Insignia Solutions France SARL (France).................    FF100 shares                  100%

    The principal activities of Insignia Solutions Inc, Insignia Solutions International Limited and Insignia Solutions France SARL are the marketing, licensing and support of computer software products.

    The principal activity of Jeode Limited is that of a holding company.

    Emulation Technologies Inc has been dormant since 1990.

    Insignia Solutions Foreign Sales Inc has been dormant from incorporation.

OTHER INVESTMENTS

    The Company owns 65,400 shares of no par value in Bristol Technology Inc, a company incorporated in the USA, being approximately 10% of the issued common stock.

11  STOCKS

GROUP

                                                                1999       1998
                                                               $'000      $'000
                                                              --------   --------
Finished software products, manuals and related supplies....     4          82
                                                                 ==         ==

                  INSIGNIA SOLUTIONS PLC AND ITS SUBSIDIARIES

                      FOR THE YEAR ENDED 31 DECEMBER 1999

12  DEBTORS

                                                                     1999                  1998
                                                              -------------------   -------------------
                                                              COMPANY     GROUP     COMPANY     GROUP
                                                               $'000      $'000      $'000      $'000
                                                              --------   --------   --------   --------
Amounts falling due within one year:
Trade debtors...............................................      --        116         --      2,615
Prepayments.................................................     577        681        936      1,057
Other debtors...............................................      82         82         60         60
                                                               -----      -----      -----      -----
                                                                 659        879        996      3,732
                                                               -----      -----      -----      -----
Amounts falling due after more than one year:
Lease deposit...............................................     434        434        443        443
Other debtors...............................................      --         --         21         79
                                                               -----      -----      -----      -----
                                                                 434        434        464        522
                                                               -----      -----      -----      -----
Total debtors...............................................   1,093      1,313      1,460      4,254
                                                               =====      =====      =====      =====

13  CASH AND CASH EQUIVALENTS HELD IN ESCROW

                                                                   GROUP AND
                                                                    COMPANY
                                                              -------------------
                                                                1999       1998
                                                               $'000      $'000
                                                              --------   --------
Proceeds from sale of technology held in escrow and accrued
  interest..................................................   6,060      9,100

    The above represents funds received as a result of the disposal of the Company's NTRIGUE technology (see note 7) together with interest earned on such funds.

    The release of these funds is subject to resolution of the legal actions set out in Note 7 to those accounts.

                  INSIGNIA SOLUTIONS PLC AND ITS SUBSIDIARIES

                      FOR THE YEAR ENDED 31 DECEMBER 1999

14  CREDITORS: AMOUNTS FALLING DUE WITHIN ONE YEAR

                                                                    1999                  1998
                                                             -------------------   -------------------
                                                             COMPANY     GROUP     COMPANY     GROUP
                                                              $'000      $'000      $'000      $'000
                                                             --------   --------   --------   --------
Trade creditors............................................     241        707        353       1,608
Other creditors............................................      81        114         67         171
Social security............................................     160        160        167         167
Accruals...................................................     602      3,771        912       6,407
Taxation...................................................      --        188      1,006         994
Obligations under finance leases and hire purchase
  contracts................................................      --         --         51          51
Sales return provision.....................................      --         33         --         991
Deferred revenue...........................................      --      1,349         --         262
Amounts owing to subsidiary undertakings...................     255         --        251          --
Convertible promissory note and accrued interest...........   1,013      1,013         --          --
                                                              -----      -----      -----      ------
                                                              2,352      7,335      2,807      10,651
                                                              =====      =====      =====      ======

    On October 20, 1999, the Company signed a convertible promissory note in favour of Quantum Corporation ("Quantum") for $1.0 million. The note is convertible at Quantum's option to the Company's shares any time during the lifetime of the note. The initial conversion price is $4.28 per share with adjustment clauses for stock splits, reverse stock splits and certain offerings. As a result of the private placement (see note 17) this conversion price was adjusted to $4.23 per share on December 9, 1999. All unpaid principal with any unpaid interest, accrued at 8% per annum, compounded quarterly, is due and payable on December 31, 2000. The Company has the option to prepay the note in whole or in part upon 30 days written notice to Quantum. Quantum Corporation has subsequently assigned this note to Quantum Peripherals Europe.

15  CREDITORS: AMOUNTS FALLING DUE AFTER MORE THAN ONE YEAR

    There are no amounts due after more than one year.

16  PROVISION FOR LIABILITIES AND CHARGES

                                                                  1999
                                                      COMPANY PROVISION FOR LOSSES:
                                                        INCURRED BY SUBSIDIARIES
                                                                  $'000
                                                      -----------------------------
At 1 January 1999...................................              2,092
Amount released in year.............................             (1,088)
                                                                 ------
At 31 December 1999.................................              1,004
                                                                 ======

                  INSIGNIA SOLUTIONS PLC AND ITS SUBSIDIARIES

                      FOR THE YEAR ENDED 31 DECEMBER 1999

17 CALLED UP SHARE CAPITAL

                                                                        1999                    1998
                                                          COMPANY      GROUP      COMPANY      GROUP
                                                           NUMBER      L'000       NUMBER      L'000
                                                         ----------   --------   ----------   --------
AUTHORISED
Equity interests (Ordinary shares of 20p)..............  30,000,000    6,000     30,000,000    6,000
Non-equity interests (Preferred shares of 20p each)....   3,000,000      600      3,000,000      600
                                                         ----------    -----     ----------    -----
                                                                       6,600                   6,600
                                                                       =====                   =====

                                                           NUMBER     $'000        NUMBER     $'000
                                                         ----------    -----     ----------    -----
ALLOTTED AND FULLY PAID
Equity interests (Ordinary shares of 20p each).........  14,039,602    4,644     12,590,316    4,164
                                                         ==========    =====     ==========    =====

ALLOTMENTS OF SHARES

    During the year 214,318 Ordinary shares of 20p each were issued for cash on the exercise of share options providing total proceeds of $399,000.

    The following table summarises the activity:

NUMBER OF SHARES         EXERCISE PRICE RANGE
----------------         ---------------------
     59,959               L0.40--L0.90
     57,351              $0.656--$1.000
     59,126              $1.001--$2.000
     37,882              $2.001--$3.563
    -------
    214,318
    =======

    In addition 171,453 Ordinary shares of 20p each were issued for cash through participation in the Company's Employee Share Purchase Plan. Of these 130,268 were issued at $0.7704 each and 41,185 were issued at $3.0813 each providing total proceeds of $227,000.

PRIVATE PLACEMENT AND WARRANTS

    In December 1999, the Company issued 1,063,515 Ordinary Shares in ADS form at a price of $4.23 per share through a private placement. The Company received $4.5 million less offering expenses totaling $0.4 million. Along with ADSs, the Company also issued to the purchasing shareholders warrants that entitle the purchasing shareholders to purchase a total of 319,054 ADSs at an exercise price of $5.29 per ADS. As described below, the exercise price and the number of ADSs issuable under the warrants are subject to various adjustments. In addition, the Company may issue additional warrants that entitle the purchasing shareholders to purchase ADSs at par value on designated adjustment dates in the future.

    The purchasing shareholders received warrants to purchase three ADSs for every 10 ADSs they purchased. The exercise price of the warrants was set at 125% of the original per ADS purchase price or $5.29.

                  INSIGNIA SOLUTIONS PLC AND ITS SUBSIDIARIES

                      FOR THE YEAR ENDED 31 DECEMBER 1999

17 CALLED UP SHARE CAPITAL (CONTINUED)
    The warrants contain anti-dilution provisions designed to protect the purchasing shareholder if the Company sells or is deemed to sell any shares at below market price during the term of the warrants, which ends on December 9, 2004.

    In addition, under the terms of the warrants, if at least $4.75 million of the $6.1 million in funds held in escrow by Citrix on December 9, 1999 is not released to the Company by July 10, 2000, the exercise price of the warrants will be adjusted to the market price on that date, if that market price is lower than $5.29 per share. In February 2000, $1.0 million was released from escrow to the Company--see note 22.

    The additional warrants entitle the purchasing shareholders to purchase ADSs at par value if the average of the closing bid price of the ADSs over ten days before an adjustment date is less than $4.23. The adjustment dates are: the effective date of a registration statement for the shares issued in this private placement, 4 months after the effective date of the registration statement, and 8 months after the effective date of the registration statement.

    If the Company completes an underwritten public offering with net proceeds of at least $25 million and a per ADS price of at least $7.02 before 8 months after the effective date of the registration statement, then the right to the related adjustment date terminates. If the registration statement is not effective by May 10, 2000, then the first adjustment date will be May 10, 2000 and there will be an adjustment date each month thereafter until the registration statement is effective. In addition, if at least $4.75 million of the funds held in escrow by Citrix is not released to the Company by March 10, 2000, the purchasing shareholders will have an adjustment date on that date and each month after that, until the earlier of the date the funds are released from the escrow or December 10, 2000. In February 2000, $1.0 million was released from escrow to the Company.

    On any adjustment date the purchasing shareholders will be entitled to purchase additional ADSs at par value. The number of ADSs issuable to the purchasing shareholders following an adjustment date is determined by a formula specified in the agreement. The following table illustrates the number of ADSs issuable upon exercise of the additional warrants and the percentage ownership that each represents, assuming: the average bid price is 100%, 75%, 50%, 29.136% and 25% of the $4.23 price determined when the warrants were issued; the number of Ordinary shares outstanding is the number outstanding on February 9, 2000, which was 14,063,206; there was no adjustment of the number of ADSs issuable upon exercise of the warrants; and the exchange rate remains at $1.60 per UK pound sterling.

                                       ADSS ISSUED AS A PERCENTAGE OF
                                       TOTAL ORDINARY SHARES IN ISSUE
PERCENT OF BID PRICE   ADSS ISSUABLE           AFTER ISSUANCE
---------------------  -------------   ------------------------------
         100% ($4.23)            0                     0%
        75% ($3.1725)      394,274                  2.73%
        50% ($2.1115)    1,253,111                  8.18%
     29.136% ($1.232)    3,493,852                 19.90%
        25% ($1.0575)    4,574,917                 24.55%

OPTION SCHEMES

    The Company has four share option schemes, which provide for the issuance of share options to employees of the Company to purchase Ordinary shares of 20p par value. A total of 4,672,071 (1998:

                  INSIGNIA SOLUTIONS PLC AND ITS SUBSIDIARIES

                      FOR THE YEAR ENDED 31 DECEMBER 1999

17 CALLED UP SHARE CAPITAL (CONTINUED)
3,922,071) Ordinary shares have been reserved for the issuance of options. At 31 December 1999 and 31 December 1998, approximately 909,853 and 453,011, respectively, Ordinary shares were available for future grants of share options. Share options are granted at prices of not less than 100% of the fair market value of the Ordinary shares on the date of the grant, as determined by the Board of Directors.

    The following table summarises activity in the year under the share option schemes:

                                                              UK SHARE   US SHARE
                                                               OPTION     OPTION
                                                              SCHEMES     SCHEMES      TOTAL
                                                              --------   ---------   ---------
Options outstanding at 1 January 1999.......................  567,792    1,704,341   2,272,133
Granted in the year.........................................  171,000      425,000     596,000
Exercised in the year.......................................  (69,859)    (144,459)   (214,318)
Lapsed in the year..........................................  (47,470)    (255,372)   (302,842)
                                                              -------    ---------   ---------
Options outstanding at 31 December 1999.....................  621,463    1,729,510   2,350,973
                                                              =======    =========   =========

    Options granted to new employees generally vest 25% on the first anniversary of the date of grant and 1/48 per month thereafter through the fourth anniversary of the date of grant. Options granted to existing employees will generally vest at the rate of 1/48 per month from the date of grant through to the fourth anniversary of the date of grant. Options are exercisable until the tenth anniversary of the date of grant unless they lapse before that date. 1,000,517 and 755,031 options were exercisable at 31 December 1999 and 31 December 1998, respectively.

                  INSIGNIA SOLUTIONS PLC AND ITS SUBSIDIARIES

                      FOR THE YEAR ENDED 31 DECEMBER 1999

17 CALLED UP SHARE CAPITAL (CONTINUED)

    Options outstanding at 31 December 1999 were as follows:

                                                 UK SHARE OPTION SCHEMES   US SHARE OPTION SCHEMES
                                                 -----------------------   ------------------------
                                                              PERIOD OF                  PERIOD OF
                                                  NUMBER       EXERCISE      NUMBER       EXERCISE
                                                 ---------    ----------   ----------    ----------
70p per share..................................    21,416     1993-2001           --            --
86p per share..................................    12,999     1994-2001           --            --
90p per share..................................   271,418     1995-2004        3,000     1994-2004
430p per share.................................       250     1998-2005           --            --
$0.656 per share...............................     7,500     1999-2008       18,000     1999-2008
$0.688 per share...............................    20,000     1999-2008      244,440     1998-2008
$0.938 per share...............................    26,050     1998-2008        2,334     1999-2008
$1.000 per share...............................     2,000     1998-2008       68,699     1998-2008
$1.250 per share...............................    21,616     1998-2008       16,450     1998-2008
$1.562 per share...............................     1,400     1997-2007       11,200     1997-2007
$1.625 per share...............................    25,500     1999-2008      199,022     1998-2008
$1.750 per share...............................        --            --       20,000     1997-2007
$1.969 per share...............................        --            --      190,000     1997-2007
$2.000 per share...............................    10,500     1999-2009       79,634     1999-2009
$2.063 per share...............................        --            --          907     1998-2007
$2.125 per share...............................     1,000     1998-2007           --     1998-2007
$2.313 per share...............................    45,314     1997-2007       71,220     1997-2007
$2.375 per share...............................        --     1998-2007      292,453     1997-2007
$2.438 per share...............................     1,500     1997-2007      116,932     1997-2007
$2.563 per share...............................     4,500     2000-2009       38,594     1999-2009
$4.094 per share...............................        --            --        6,000     2000-2009
$4.313 per share...............................        --            --       20,000     2000-2009
$4.375 per share...............................    34,500     2000-2009        3,500     1999-2009
$4.594 per share...............................        --            --      150,000     2000-2009
$4.688 per share...............................     5,500     1999-2009       18,000     2000-2009
$4.750 per share...............................    25,000     1999-2009           --            --
$5.000 per share...............................        --            --        5,000     1999-2009
$5.125 per share...............................        --            --       13,125     1996-2006
$5.750 per share...............................        --            --       90,000     1996-2006
$5.813 per share...............................    24,500     1999-2009           --            --
$6.000 per share...............................    32,500     2000-2009           --            --
$6.250 per share...............................    23,500     2000-2009        6,500     2000-2009
$6.375 per share...............................        --            --       50,500     1999-2009
$6.500 per share...............................     3,000     2000-2009        6,500     2000-2009
$7.188 per share...............................        --            --        3,750     1999-2009
$7.250 per share...............................        --            --        3,750     1999-2009
                                                  -------     ---------    ---------     ---------
                                                  621,463                  1,729,510
                                                  =======                  =========

                  INSIGNIA SOLUTIONS PLC AND ITS SUBSIDIARIES

                      FOR THE YEAR ENDED 31 DECEMBER 1999

17 CALLED UP SHARE CAPITAL (CONTINUED)
EMPLOYEE SHARE PURCHASE PLAN

    In March 1995, the Company's shareholders adopted the 1995 Employee Share Purchase Plan ("the Plan") with 275,000 Ordinary shares reserved for issuance thereunder. In July 1998, the number of shares reserved for issuance was increased to 525,000. In May 1999, the number was further increased to 900,000. The Plan became effective 17 November 1995 and enables employees to purchase Ordinary shares at approximately 85% of fair market value of Ordinary shares at the beginning or end of each six month offering period. The Plan qualifies as an "employee stock purchase plan" under the US Internal Revenue Code. 509,838 Ordinary shares have been issued under the Plan at 31 December 1999 (1998:
338,385).

18 RECONCILIATION OF MOVEMENT IN TOTAL SHAREHOLDERS' FUNDS

                                                                                                       TOTAL
                                                                                                   SHAREHOLDERS'
                                                 CALLED UP    SHARE     PROFIT AND                     FUNDS
                                                   SHARE     PREMIUM       LOSS      CAPITAL    -------------------
                                                  CAPITAL    ACCOUNT     ACCOUNT     RESERVE      1999       1998
                                                   $'000      $'000       $'000       $'000      $'000      $'000
                                                 ---------   --------   ----------   --------   --------   --------
GROUP
1 January......................................    4,164      32,036      (24,834)      52       11,418     10,523
Shares issued in year..........................      480       4,555           --       --        5,035        523
Share issue expenses...........................       --        (455)          --       --         (455)       (50)
(Loss)/profit for year.........................       --          --       (9,959)      --       (9,959)       422
31 December....................................    4,644      36,136      (34,793)      52        6,039     11,418

COMPANY
1 January......................................    4,164      32,177      (24,923)      --       11,418     10,523
Shares issued in year..........................      480       4,555           --       --        5,035        523
Share issue expenses...........................       --        (455)          --       --         (455)       (50)
Loss for year..................................       --          --       (9,959)      --       (9,959)   (12,749)
                                                   -----      ------      -------       --       ------    -------
31 December....................................    4,644      36,277      (34,882)      --        6,039     11,418
                                                   =====      ======      =======       ==       ======    =======

    As permitted by Section 230(1)(b) of the Companies Act 1985, Insignia Solutions plc has not published its separate profit and loss account. The loss arising is dealt with in the consolidated profit and loss account (1999: loss of $9,959,000, 1998: loss of $12,749,000).

19 PENSION COSTS

    The group has a 401(k) plan covering all of its US employees and a defined contribution pension plan covering all its UK employees. Under both these plans, employees may contribute a percentage of their compensation and the group makes certain matching contributions. Both the employees' and the groups' contributions are fully vested and nonforfeitable at all times. The assets of both these plans are held separately from those of the group in independently managed and administered funds. The group's contributions to these plans aggregated $202,000 in 1999 (1998: $182,000).

                  INSIGNIA SOLUTIONS PLC AND ITS SUBSIDIARIES

                      FOR THE YEAR ENDED 31 DECEMBER 1999

20 COMMITMENTS

(1) LEASE COMMITMENTS

    The group has committed to the following annual charges under non-cancellable operating leases:

                                                          PROPERTIES             EQUIPMENT
                                                      -------------------   -------------------
                                                        1999       1998       1999       1998
                                                       $'000      $'000      $'000      $'000
                                                      --------   --------   --------   --------
Expiring:
Within one year.....................................     21         --         49          8
Within two to five years............................    214         --         42        151
After five years....................................    361        585         --         --
                                                        ---        ---         --        ---
                                                        596        585         91        159
                                                        ===        ===         ==        ===

    Property lease commitments are reported net of sub-lease income.

(2) FINANCE LEASE COMMITMENTS

    Commitments for future minimum payments under finance leases are as follows:

                                                                1999       1998
                                                               $'000      $'000
                                                              --------   --------
Within one year.............................................     --         55
Less: amount representing interest..........................     --         (4)
                                                                 --         --
Obligations under finance leases (notes 14 and 15)..........     --         51
                                                                 ==         ==

(3) CAPITAL COMMITMENTS

    There are no material capital commitments.

21 CURRENCY OPTIONS

    The group enters into currency option contracts to hedge the short-term impact of sterling fluctuations against the US dollar. The gains and losses on these contracts are included in the profit and loss account when the related operating revenues and expenses are recognised. At 31 December 1999, there were no currency options outstanding (1998: $Nil outstanding).

22 SIGNIFICANT POST BALANCE SHEET EVENTS

    In February 2000, Citrix agreed to release $1m from the funds held in escrow. In relation to the indemnity claim received by the Company (see note 7), on March 15, 2000, GraphOn Corp announced it had filed a suit against Citrix and the Company in the Superior Court of the State of California, County of Santa Clara, alleging trade secret misappropriation and breach of contract arising out of the same facts and circumstances set forth in the Company's action against GraphOn. GraphOn has not yet served its complaint. The Company believes GraphOn's claims are without merit and the directors do not consider it necessary to provide for any irrecoverability of amounts held in escrow. The case is pending.

                  INSIGNIA SOLUTIONS PLC AND ITS SUBSIDIARIES

                      FOR THE YEAR ENDED 31 DECEMBER 1999

22 SIGNIFICANT POST BALANCE SHEET EVENTS (CONTINUED)
    On March 20, 2000, the Company entered into a binding agreement with V S Pino, a director, and three immediate family members whereby they would provide the Company with a $5.0 million line of credit. The interest rate on amounts drawn down is at prime plus 2% until June 30, 2000 and thereafter at prime plus 4% per annum simple interest, payable in cash at the repayment date. Full repayment of any outstanding loan is due on March 20, 2001. A commitment fee of $200,000 is payable in Ordinary shares in ADS form at the closing market bid price on March 19, 2000. In addition a fee of 2% is payable on each advance or termination, either in cash or ADSs.

23 RELATED PARTY TRANSACTIONS

    The Company has taken advantage of the exemption in Financial Reporting Standard No. 8 not to disclose transactions and balances between group entities that have been eliminated on consolidation.

    Viscount Bearsted, a director of the Company, holds a consultancy contract with the Company, which causes him to be treated as a related party for the amounts received under this contract. The amount payable in the year was $13,000 (1998--$52,000) and the balances due to him at the beginning and the end of the year were $13,000 and Nil respectively.

    A E Sisto, a director of the Company, held a consultancy contract with the Company for six months beginning December 29, 1998, which causes him to be treated as a related party for the amounts received under this contract. The amount payable in the year was $15,000, which was paid during the year, along with 10,000 share options that vested monthly over a six month period commencing January 4, 1999.

    Other transactions involving directors are disclosed in notes 4 and 17 to the accounts and in the Directors' Report on pages 2 to 5.

24 EARNINGS PER SHARE

    Basic earnings per share is calculated by dividing the earnings attributable to Ordinary shareholders by the weighted average number of Ordinary shares in issue during the year.

    For diluted earnings per share, the weighted average number of Ordinary shares in issue is adjusted to assume conversion of all dilutive potential Ordinary shares: those share options granted to employees where the exercise price is less than the average market price of the Company's Ordinary shares during the year.

                                                     1999                                      1998
                                    ---------------------------------------   ---------------------------------------
                                               WEIGHTED AVERAGE                          WEIGHTED AVERAGE
                                                  NUMBER OF       PER SHARE                 NUMBER OF       PER SHARE
                                    EARNINGS        SHARES         AMOUNT     EARNINGS        SHARES         AMOUNT
                                     $'000          $'000             $        $'000          $'000             $
                                    --------   ----------------   ---------   --------   ----------------   ---------
Profit/(loss) attributable to
  shareholders....................   (9,959)                                    422
BASIC EPS
Earnings attributable to
  shareholders....................   (9,959)        12,883          (0.77)      422           12,159          0.03
EFFECT OF DILUTIVE SECURITIES
Dilutive securities...............       --             --                       --              297
DILUTED EPS
Adjusted earnings.................   (9,959)        12,883          (0.77)      422           12,456          0.03

                  INSIGNIA SOLUTIONS PLC AND ITS SUBSIDIARIES

                       NOTES TO THE FINANCIAL STATEMENTS

                FOR THE YEAR ENDED 31 DECEMBER 1999 (CONTINUED)

25  FINANCIAL RISKS

    The group limits the effects of movements in foreign exchange rates by partially matching cash holdings with liabilities in the same currency, assisted by selective forward foreign currency option contracts arranged with the group's bankers.

    (1)  CURRENCY ANALYSIS OF GROUP NET ASSETS

    The Group's net assets by currency, at 31 December were:

                                                                 1999                                1998
                                                   ---------------------------------   ---------------------------------
                                                    ASSETS    LIABILITIES    TOTAL      ASSETS    LIABILITIES    TOTAL
                                                    $'000        $'000       $'000      $'000        $'000       $'000
                                                   --------   -----------   --------   --------   -----------   --------
Sterling.........................................    2,221         629       1,592       4,647       1,727        2,920
US Dollars.......................................   11,135       6,692       4,443      17,418       8,922        8,496
Other............................................       18          14           4           4           2            2
                                                    ------       -----       -----      ------      ------       ------
                                                    13,374       7,335       6,039      22,069      10,651       11,418
                                                    ======       =====       =====      ======      ======       ======

    (2)  SHORT TERM DEBTORS AND CREDITORS

    Short term debtors and creditors are not discounted, securitised or pledged in any way, and as permitted by FRS 13, they are excluded from the numerical analysis in this note.

    (3)  ANALYSIS OF GROUP FINANCIAL ASSETS

    Included in financial assets are short term bank deposits, escrow funds detailed in note 13 and a lease deposit relating to the UK premises. The lease deposit is repayable on expiration of the lease in 2013 or after certain profit targets are met for three consecutive years.

                                      SHORT TERM BANK                                      TOTAL      TOTAL
                                         DEPOSITS       FUNDS IN ESCROW   LEASE DEPOSIT     1999       1998
                                           $'000             $'000            $'000        $'000      $'000
                                      ---------------   ---------------   -------------   --------   --------
Sterling............................         826                --             434          1,260      2,914
US Dollars..........................       4,209             6,060              --         10,269     13,861
Other...............................          12                --              --             12          2
                                           -----             -----             ---         ------     ------
                                           5,047             6,060             434         11,541     16,777
                                           =====             =====             ===         ======     ======

    (4)  CURRENCY ANALYSIS OF GROUP FINANCIAL LIABILITIES

                                                                                          TOTAL      TOTAL
                                                      PROMISSORY NOTE   FINANCE LEASES     1999       1998
                                                           $'000            $'000         $'000      $'000
                                                      ---------------   --------------   --------   --------
Sterling............................................          --              --             --        51
US Dollars..........................................       1,013              --          1,013        --
                                                           -----             ---          -----       ---
                                                           1,013              --          1,013        51
                                                           =====             ===          =====       ===

                  INSIGNIA SOLUTIONS PLC AND ITS SUBSIDIARIES

                       NOTES TO THE FINANCIAL STATEMENTS

                FOR THE YEAR ENDED 31 DECEMBER 1999 (CONTINUED)

25  FINANCIAL RISKS (CONTINUED)
    (5)  MATURITY PROFILE OF GROUP FINANCIAL LIABILITIES

                                                                                                TOTAL
                                                            PROMISSORY NOTE   FINANCE LEASES     1999
                                                                 $'000            $'000         $'000
                                                            ---------------   --------------   --------
Falling due in:
Less than one year........................................       1,013              --          1,013
                                                                 =====             ===          =====

                                                                                                 1998
Falling due in:
Less than one year........................................          --              51             51
                                                                 =====             ===          =====

    (5)  INTEREST RATE RISK

    The only loan outstanding is the promissory note which bears interest at a fixed rate--see note 14.

                             INSIGNIA SOLUTIONS PLC
                        PROXY FOR ANNUAL GENERAL MEETING
                                  JULY 18, 2000


THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY

The undersigned hereby appoints as proxies, or proxy, Richard M. Noling and Stephen M. Ambler, or either of them, or

--------------------------------------------------

(see Note below), each with full power of substitution, and hereby authorizes them or him to represent and to vote, as designated below, all ordinary shares, 20p each, of Insignia Solutions plc (the "Company"), held by the undersigned, at the Annual General Meeting of the Company to be held at Insignia House, The Mercury Centre, Wycombe Lane, Wooburn Green, High Wycombe, Buckinghamshire, HP10 0HH, United Kingdom, on Tuesday, July18, 2000, at 12:30 p.m., local time, and at any adjournments or postponements thereof.

1. TO RE-APPOINT PRICEWATERHOUSECOOPERS AS UK STATUTORY AUDITORS OF THE COMPANY UNTIL THE CONCLUSION OF THE NEXT ANNUAL GENERAL MEETING AND TO AUTHORIZE THE DIRECTORS TO FIX THEIR REMUNERATION.

         / / FOR / / AGAINST / / ABSTAIN

2.       TO ELECT AS A DIRECTOR DAVID G. FRODSHAM.

         / / FOR / / AGAINST / / ABSTAIN

3.       TO RE-ELECT AS A DIRECTOR NICHOLAS, VISCOUNT BEARSTED.

         / / FOR / / AGAINST / / ABSTAIN

4. TO APPROVE A RESOLUTION TO AMEND THE COMPANY'S UK EMPLOYEE SHARE OPTION SCHEME 1996.

         / / FOR / / AGAINST / / ABSTAIN

5. TO APPROVE A RESOLUTION TO AMEND THE COMPANY'S 1995 INCENTIVE STOCK OPTION PLAN.

         / / FOR / / AGAINST / / ABSTAIN

6.       TO APPROVE A RESOLUTION TO AUTHORIZE THE ISSUANCE OF THE COMPANY'S
         SECURITIES.

         / / FOR / / AGAINST / / ABSTAIN

7. The transaction of such other business as may properly come before the meeting or any adjournments or postponements of the meeting.

         The Board of Directors recommends that you vote FOR all Proposals.

THIS PROXY WILL BE VOTED AS DIRECTED ABOVE. WHEN NO CHOICE IS INDICATED, THE PROXY OR PROXIES WILL VOTE OR ABSTAIN FROM VOTING AT THEIR DISCRETION. In their discretion, the proxy holders are authorized to vote upon such other business as may properly come before the meeting or any adjournments or postponements thereof to the extent authorized by Rule 14a-4(c) promulgated under the Securities Exchange Act of 1934, as amended.


                  --------------------------------------------
                  (Print Shareholder(s) name)


                  --------------------------------------------
                  (Signature(s) of Shareholder or Authorized Signatory)

                  Dated:                             , 2000
                        -----------------------------

Please sign exactly as your name(s) appear(s) on your share certificate. If shares stand of record in the names of two or more persons or in the name of husband and wife, whether as joint tenants or otherwise, any such person may give a proxy; however, if more than one of such joint holders is present at the meeting, either personally or by proxy, the person whose name stands first in the Register as one of such holders shall be entitled to vote in respect of the shares. If shares are held of record by a corporation, the proxy should be executed by one or more duly authorized officers. Please date the proxy. A proxy should be filed together with the power of attorney or other authority, if any, under which it was signed.

        WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, YOU ARE
       URGED TO COMPLETE, DATE, SIGN AND PROMPTLY MAIL THIS PROXY IN THE
              ENCLOSED RETURN ENVELOPE SO THAT YOUR SHARES MAY BE
                           REPRESENTED AT THE MEETING.

The proxy should be returned to the offices of the Company at The Mercury Centre, Wycombe Lane, Wooburn Green, High Wycombe, Buckinghamshire HP10 0HH not later than 12:30 p.m. on July 17, 2000, being 24 hours prior to the time fixed for the Annual General Meeting.

Note: If you wish to appoint someone other than Viscount Bearsted or Mr. Noling as proxy, references to Viscount Bearsted and Mr. Noling should be deleted, and the name of the intended proxy inserted in the space provided. A proxy need not be a member of the Company but must attend the meeting in person to represent you.
                                 [REVERSE SIDE]

                             INSIGNIA SOLUTIONS PLC
               INSTRUCTIONS TO THE BANK OF NEW YORK, AS DEPOSITARY
       (MUST BE RECEIVED PRIOR TO THE CLOSE OF BUSINESS ON JULY __, 2000)

The undersigned registered holder of American Depositary Receipts hereby requests and instructs The Bank of New York, as Depositary, through its Agent, to endeavor, in so far as practicable, to vote or cause to be voted the number of shares or other Deposited Securities underlying the American Depositary Shares evidenced by Receipts registered in the name of the undersigned on the books of the Depositary as of the close of business on May 24 2000, at the Annual General Meeting of the Members of INSIGNIA SOLUTIONS plc to be held in High Wycombe, England, on July 17, 2000 in respect of the resolutions specified on the reverse.

         NOTE: PLEASE DIRECT THE DEPOSITARY HOW IT IS TO VOTE BY PLACING AN X IN THE APPROPRIATE BOX OPPOSITE THE RESOLUTIONS. THE DEPOSITARY SHALL NOT VOTE THE AMOUNT OF SHARES OR OTHER DEPOSITED SECURITIES UNDERLYING A RECEIPT EXCEPT IN ACCORDANCE WITH INSTRUCTIONS FROM THE HOLDER OF SUCH RECEIPT.

         INSIGNIA SOLUTIONS PLC
         P.O. BOX 11230
         NEW YORK, N.Y. 10203-0230

(Continued and to be dated and signed on the reverse side.)

1. TO RE-APPOINT PRICEWATERHOUSECOOPERS AS UK STATUTORY AUDITORS OF THE COMPANY UNTIL THE CONCLUSION OF THE NEXT ANNUAL GENERAL MEETING AND TO AUTHORIZE THE DIRECTORS TO FIX THEIR REMUNERATION.

         / / FOR / / AGAINST / / ABSTAIN

2.       TO ELECT AS A DIRECTOR DAVID G. FRODSHAM

         / / FOR / / AGAINST / / ABSTAIN

3.       TO RE-ELECT AS A DIRECTOR NICHOLAS, VISCOUNT BEARSTED.

         / / FOR / / AGAINST / / ABSTAIN

4. TO APPROVE A RESOLUTION TO AMEND THE COMPANY'S UK EMPLOYEE SHARE OPTION SCHEME 1996.

         / / FOR / / AGAINST / / ABSTAIN

5. TO APPROVE A RESOLUTION TO AMEND THE COMPANY'S 1995 EMPLOYEE INCENTIVE STOCK OPTION PLAN.

         / / FOR / / AGAINST / / ABSTAIN

6.       TO APPROVE A RESOLUTION TO AUTHORIZE THE ISSUANCE OF THE COMPANY'S
         SECURITIES.

         / / FOR / / AGAINST / / ABSTAIN

7. The transaction of such other business as may properly come before the meeting or any adjournments or postponements of the meeting.

Change of Address Mark Here [ ]

Please sign exactly as name appears at left. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                  Dated:                             , 2000
                        -----------------------------


                  ---------------------------------------------
                  (Signature)


                  ---------------------------------------------
                  Signature, if held jointly

Sign, date and return the Proxy Card promptly using the enclosed envelope.

Votes MUST be indicated (X) in Black or Blue ink.

                                 [REVERSE SIDE]